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                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS







    SELLER:        STATE STREET BANK AND TRUST COMPANY,
                   AS TRUSTEE FOR AMERITECH PENSION TRUST



    BUYER:         MERIDIAN INDUSTRIAL TRUST, INC.




                                     May 29, 1997


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                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

    1.    Purchase and Sale....................................................2

    2.    Purchase Price.......................................................3

    3.    Escrow...............................................................3

    4.    Condition of Title...................................................3

    5.    Contingency Period...................................................4

    6.    Tenant and Lender Estoppel Certificates..............................6

    7.    Buyer's Representations and Warranties...............................7

    8.    Representations and Warranties of Seller............................15

    9.    Covenants and Interim Responsibilities of Seller....................20

    10.A  Shareholders' Meeting; Preparation of Proxy Statement...............20

    10.B  Covenants of Buyer..................................................21

    11.   Conditions of Closing...............................................22

    12.   Deposits By Seller..................................................23

    13.   Deposits By Buyer...................................................24

    14.   Costs and Expenses..................................................25

    15.   Prorations..........................................................25

    16.   Disbursements and Other Actions by Escrow Holder....................26

    17.   Damage or Condemnation Prior to Closing.............................27

    18.   Partial Invalidity..................................................28

    19.   Attorneys' Fees.....................................................28

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    20.   Notices.............................................................28

    21.   Brokers.............................................................29

    22.   Survival............................................................29

    23.   Required Actions of Buyer and Seller................................29

    24.   Time of Essence.....................................................29

    25.   Counterparts........................................................29

    26.   Captions............................................................30

    27.   No Obligations to Third Parties.....................................30

    28.   Exhibits............................................................30

    29.   Amendment to this Agreement.........................................30

    30.   Waiver..............................................................30

    31.   Applicable Law......................................................30

    32.   Fees and Other Expenses.............................................30

    33.   Entire Agreement....................................................30

    34.   Successors and Assigns..............................................30

    35.   Default.............................................................30

    36.   Computation of Periods..............................................31

    37.   Indemnification of Escrow Holder....................................31

    38.   Buyer's Audit Rights................................................31

    39.   Confidentiality.....................................................31

    40.   Marketing...........................................................32

    41.   Termination.........................................................32

    42.   Restriction on Transfer of Acquisition Common Stock.................33

                                          ii
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                                LIST OF DEFINED TERMS

                                                                        PAGE NO.
                                                                        --------

1996 Form 10-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1997 Form 10-Q . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1997 Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Acquisition Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Amended and Restated Excepted Holder Agreement . . . . . . . . . . . . . . . .9
Ardenwood Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Assignment of Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Assignment of Note and Liens . . . . . . . . . . . . . . . . . . . . . . . . 24
Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Certification Regarding Withholding. . . . . . . . . . . . . . . . . . . . . 24
Close of Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Condition of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Contingency Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Conveying Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Current SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Deeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Delinquent Rents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Environmental Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Escrow Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
General Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Group A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Group B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Group B Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Group C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Group C Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

                                         iii
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Harvest Business Park Loan . . . . . . . . . . . . . . . . . . . . . . . . . .5
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Intangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . .1
Investor Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .8
knowledge of Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Lender Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .6
Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Major Environmental Matter . . . . . . . . . . . . . . . . . . . . . . . . . .5
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Opening of Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Pension-Held REIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Projects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Rancho Downey Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Rancho Downey Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .1
Rancho Downey Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Rancho Downey Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Registration Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . .8
REIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Rents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
REOC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SEC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Seller's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Series B Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Shareholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

                                          iv
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Tenant Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . .6
Title Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Title Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
to the best of Seller's knowledge. . . . . . . . . . . . . . . . . . . . . . 19
Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

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

                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS


    THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into May 29, 1997, and constitutes an agreement by which MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("BUYER"), agrees to buy, and STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE FOR AMERITECH PENSION TRUST ("SELLER"), agrees to sell or cause the sale of the following:

    A. Certain of the properties listed on EXHIBIT A, as provided below (each of which is referred to herein as a "PROJECT" and collectively as the "PROJECTS"), each of which is located on the tract of land which is described by street address on EXHIBIT A (collectively, the "LAND").

    B. Any and all structures, buildings, facilities, or other improvements situated on the Land (collectively, the "IMPROVEMENTS").

    C. All rights, privileges, easements, and appurtenances to the Land or the Improvements. The term "REAL PROPERTY" herein shall refer collectively to the Land, the Improvements and all such attendant rights, privileges, easements and appurtenances.

    D. All tangible personal property (excluding cash items) owned by the applicable Conveying Entity relating to the Real Property and used at the Real Property and in the operation of the Real Property (collectively, the "PERSONAL PROPERTY").

    E. The landlord's interest in all leases affecting the Real Property (collectively, the "LEASES").

    F. All intangible property owned by the applicable Conveying Entity used in connection with the Real Property or the Personal Property (collectively, the "INTANGIBLE PERSONAL PROPERTY").

    G. The secured promissory note (the "RANCHO DOWNEY NOTE") dated March 27, 1990, in the original principal sum of $21,500,000, as amended to be $23,300,000 by amendment dated December 21, 1991, executed by Fremont Rancho, Ltd., payable to the order of Harris Trust & Savings Bank, as Trustee for the Ameritech Pension Trust, together with all liens securing payment thereof; the mortgagee's title policy insuring such liens; all documents executed as further evidence of, to secure, or otherwise in connection with the indebtedness evidenced by the Rancho Downey Note (the "RANCHO DOWNEY LOAN DOCUMENTS"); all escrow, security and other deposits made in connection therewith; and all other rights of Seller with respect thereto (collectively, the "RANCHO DOWNEY LOAN"). The land, improvements, and other property securing the Rancho Downey Loan are herein called the "RANCHO DOWNEY PROPERTY".

    H. The Real Property, the Personal Property, the Leases and the Intangible Personal

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Property relating to a particular Project are collectively referred to herein as a "PROPERTY," and when relating to all Projects are collectively referred to herein as the "PROPERTIES."

    The terms and conditions of this Agreement and the instructions to Chicago Title Insurance Company (the "ESCROW HOLDER" and "TITLE COMPANY") with regard to the escrow (the "ESCROW") created pursuant hereto are as follows:

    1.   PURCHASE AND SALE.

         (a) For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell or cause the sale of the Rancho Downey Loan and the Properties to Buyer, and Buyer agrees to purchase the Rancho Downey Loan and the Properties from Seller (or the applicable Conveying Entity), upon the terms and conditions set forth herein.

         (b) Seller and Buyer acknowledge that title to certain of the Properties and to the Rancho Downey Loan are held by separate corporations affiliated with Seller (the "CONVEYING ENTITIES"). Each of the Conveying Entities is listed on SCHEDULE 1(b). Subject to Section 1.(d) below, Seller agrees to take all action reasonably necessary and appropriate to cause each Conveying Entity to take such action as may be necessary to consummate the transactions herein contemplated.

         (c) As more particularly reflected on EXHIBIT A, the Properties have been divided into three groupings, "GROUP A", "GROUP B" and "GROUP C". The parties' current intent is that Buyer will acquire Group A and Group B, subject to satisfaction of certain conditions as set forth below. If such conditions cannot be satisfied in a timely fashion as herein provided, then the parties intend that Buyer shall acquire Group C instead of Group B as herein provided.

         (d) The Properties in Group B are subject to certain liens securing existing mortgages, and as a condition of the conveyance of Group B to Buyer, the Seller must obtain a release of such liens (the "GROUP B RELEASE"). Seller shall attempt to obtain the Group B Release but shall not be required to take any action that, in Seller's judgment, would be unduly burdensome in terms of cost, time, or otherwise, to obtain the Group B Release. Seller shall keep Buyer informed of the status of its negotiations with the requisite parties to obtain the Group B Release. If the Group B Release has not been obtained by the Closing Date, then Seller may elect to extend the Closing Date for Group B for an additional period not to exceed 60 days. In such event, the Closing shall occur as otherwise herein provided with regard to Group A, and this Agreement shall remain in effect as to Group B and Group C. If, at the end of such extended period, Seller has not obtained the Group B Release, or if Seller shall determine prior to the Closing Date or prior to the end of such extended period that the Group B Release is not going to be obtained, then Seller shall give written notice thereof to Buyer (the "GROUP C NOTICE") and shall sell to Buyer and Buyer shall acquire Group C as otherwise herein provided, and the Closing Date therefor shall be fifty-five (55) days after the date on which the Group C Notice is given to Buyer. Seller shall notify Buyer of any extension in the Closing Date for Group B by written notice specifying the date to which the Closing Date for Group B will be extended not later than three (3) days prior to the original Closing Date.

         (e) If Seller does not obtain the Group B Release and is therefore unable to convey Group B to Buyer, then concurrently with the Closing of the acquisition of Group C, Seller shall reimburse Buyer for all of its out-of-pocket due diligence costs expended in conducting due diligence investigations of Group B, including accounting, fiscal inspection, environmental, legal expenses and other expenses, up to a maximum reimbursement of $8,700 per Project.

    2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Properties and the Rancho Downey Loan shall be payable as follows: At Closing, Buyer shall deposit or cause to be deposited with Escrow Holder validly issued certificated shares representing the Acquisition Common Stock. The "ACQUISITION COMMON STOCK" shall be the number of shares of Common Stock reflected opposite each Property (and the Rancho Downey Loan) on EXHIBIT A. "COMMON STOCK" means Buyer's common stock, par value $.001 per share.

    3.   ESCROW.

         (a) OPENING OF ESCROW. For the purposes of this Agreement, the Escrow shall be deemed opened (the "OPENING OF ESCROW") on the date Escrow Holder distributes to Buyer and Seller an executed counterpart of this Agreement.

         (b) CLOSE OF ESCROW. For purposes of this Agreement, the "CLOSE OF ESCROW" or "CLOSING" shall be defined as the date or dates that each of the special warranty deeds, or their equivalents (collectively, the "DEEDS") conveying the respective Land and Improvements for each Project (subject to the terms hereof) to Buyer are recorded or, as applicable, the date the Rancho Downey Loan is assigned to Buyer, and the Acquisition Stock therefor is delivered to Seller as herein provided. The Escrow shall close on or before the earlier of (1) July 11, 1997, or (2) fifteen (15) days after the end of the Contingency Period, unless extended by mutual agreement of Buyer and Seller or, as to Group B or Group C, unless extended as provided in Section 1.(d) ("CLOSING DATE"), provided that the deposits required of the parties herein have been made by Seller and Buyer. On or before three (3) business days before the scheduled Closing Date, Escrow Holder shall prepare a proforma closing statement, setting forth the estimated adjustments and prorations as of the scheduled Closing Date, for the Properties being acquired at such Closing (and, if applicable, the Rancho Downey Loan).

    4. CONDITION OF TITLE. It shall be a condition to Buyer's obligations hereunder that Title Company shall be committed to issue a Texas Owner's Policy of Title Insurance (with respect to Properties located in Texas) and an ALTA Owner's Extended Coverage Title Insurance together with such endorsements thereto as Buyer may reasonably require and which are approved by the Title Company prior to expiration of the Contingency Period (collectively, the "TITLE POLICIES"), each in the amount of the Purchase Price allocated to such Property (as reflected on EXHIBIT A), showing fee title to the respective Land and Improvements vested in Buyer, subject only to the following (as it relates to each Property, the "CONDITION OF TITLE"):

         (a)  A lien to secure payment of real estate taxes, not delinquent;

         (b) Matters affecting the Condition of Title created by or with the written consent of Buyer; and

         (c) If applicable, the Harvest Business Park Loan and the Ardenwood Loan; and

         (d) Exceptions disclosed by a current Texas Form Title Commitment (with respect to Properties located in Texas) or a current extended coverage ALTA Title Commitment (with respect to all other Properties) (respectively, a "COMMITMENT") with respect to the Land and Improvements relating to each Property issued by the Title Company and which are approved or deemed approved by Buyer in accordance with this section. Seller shall provide Buyer with each Commitment for the Properties in Group A and Group B, together with legible copies of the instruments underlying any exceptions referred to in each such Commitment (respectively, the "EXCEPTIONS") within fourteen (14) days following Opening of Escrow, and a survey relating to each Property in Group A and Group B of the Land and Improvements complying with the standards for a Texas Society of Professional Surveyors Category 1A, Condition II survey (with respect to Properties located in Texas) or the standards for an ALTA survey (with respect to all other Properties) (respectively, a "SURVEY"), within twenty-one (21) days following the Opening of Escrow; the Surveys may be updates of prior surveys provided they locate all the Improvements and contain a current certificate satisfactory to Buyer. The Commitments and Exceptions, and the Surveys for Properties in Group C shall be delivered within fourteen (14) and twenty-one
(21) days, respectively, following the giving of the Group C Notice. Each Survey shall be: (1) prepared by a licensed land surveyor in the respective state where the Property is located, and (2) certified to Title Company, Buyer and any other entity reasonably required by Buyer, in form reasonably acceptable to Buyer. If, on or before fifteen (15) days following receipt of each Commitment, Exceptions and Survey, Buyer disapproves any items described therein, (Buyer agreeing that it will exercise a commercial reasonableness standard in disapproving of any such item), Seller shall thereafter have the right to attempt to eliminate or ameliorate to Buyer's satisfaction such matters as Buyer shall have so disapproved on or before fifteen (15) days following receipt of Buyer's disapproval notice, but in no event later than the expiration of the Contingency Period (as hereafter defined). Seller shall give written notice to Buyer within such fifteen (15) day period whether Seller is unable or unwilling to eliminate such disapproved matters. If Seller so notifies Buyer that it is unable or unwilling to eliminate any such disapproved matters, Buyer shall have the right, exercisable by written notice delivered to Seller and Escrow Holder on or before the expiration of the Contingency Period, with respect to any Property for which such disapproved matters have not been cured to Buyer's satisfaction, to: (A) waive its prior disapprovals of those matters which Seller is unable or unwilling to eliminate as to some or all of the Properties, in which event such disapproved matters with respect to such Properties shall be deemed approved; or (B) terminate the Escrow with respect to those Properties for which such disapproved matters have not been cured to Buyer's satisfaction, in which event this Agreement shall continue to be in effect with respect only to those Properties for which Buyer has not terminated the Escrow (subject to Section 41).

    5.   CONTINGENCY PERIOD.

         (a) INSPECTION OF PROPERTIES. For a period of (1) as to Group A and Group B, forty-five (45) days from the Opening of Escrow, and (2) as to Group C, forty-five (45) days after Seller delivers the Group C Notice (the "CONTINGENCY PERIOD"), Buyer shall have the right to satisfy itself that the physical and legal aspects of each Property and the Rancho Downey Property are acceptable to Buyer and that the net operating income budgeted by Seller for the Properties and the Rancho Downey Property reflects a commercially reasonable calculation of the projected net operating income (based on industry standards) that may be expected to be reasonably obtained from operating the Properties and holding the Rancho Downey Loan. Buyer will not begin its inspections as to Group C until Seller has given the Group C Notice. Buyer's obligations hereunder shall be conditioned upon Buyer's satisfaction with or waiver of such matters concerning the physical and legal aspects and the net operating income of the Properties and the Rancho Downey Property, which satisfaction or waiver shall be in Buyer's sole and absolute discretion. If Buyer, at any time on or before the expiration of the Contingency Period, fails to approve or waive, in a writing delivered to Seller and Escrow Holder, the matters set forth in this section with respect to a Property or the Rancho Downey Property (other than with respect to a Major Environmental Matter), then all of such matters shall be deemed disapproved with respect to such Property or the Rancho Downey Property, in which case Buyer may, prior to the expiration of the Contingency Period, terminate the Escrow with respect to all Properties as to which Closing has not then occurred, in which event the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate with respect to all Properties as to which Closing has not then occurred. Notwithstanding the foregoing, if a Property or the Rancho Downey Property is subject to a Major Environmental Matter, then Buyer may, prior to the expiration of the Contingency Period, terminate the Escrow with respect to such Property or the Rancho Downey Loan, in which event this Agreement shall continue to be in effect with respect only to those Properties and the Rancho Downey Property for which Buyer has not terminated the Escrow (subject to Section 41). As used herein, a "MAJOR ENVIRONMENTAL MATTER" shall mean an environmental condition as to a Property or the Rancho Downey Property that is set forth in a written report prepared by an independent third party and which would cause the value of the subject Property or the Rancho Downey Property to be reduced by 10% or more.

         (b) REVIEW OF DOCUMENTS. Seller shall provide access to Buyer, on or before the date that is five (5) days following the Opening of Escrow, (or, as to Group C, following the giving of the Group C Notice), the schedules and copies of the documents described on EXHIBIT B as to the relevant Properties. Seller shall provide full legal descriptions of each Tract of the Land to Buyer within five (5) days following the Opening of Escrow; after approval by Buyer, such descriptions shall be deemed incorporated into this Agreement. As to those documents relevant to the ownership, operation and maintenance of particular Property, or the Rancho Downey Property, Buyer will have access to the records at the offices of Seller's management agents (I.E, at the offices of Cabot or RREEF as to Group A, Cabot as to Group B, and AMB as to Group C). Seller shall direct its management agents to fully cooperate with Seller in the conduct of Seller's inspections, and assist in obtaining such cooperation. Seller shall furnish to Buyer and Buyer shall acknowledge an inventory of the records reviewed by it in connection with its inspection. Seller shall deliver to Buyer for its review copies of the Rancho Downey Note and all other Rancho Downey Loan Documents and (if the Group C Notice is given) the promissory notes, mortgages or deed of trust and all other documents evidencing, securing or otherwise executed in connection with mortgage loans secured by the Harvest Business Park Project (the "HARVEST BUSINESS PARK LOAN") and the Ardenwood Project (the "ARDENWOOD LOAN"). Except as provided in Section 1.(e), Buyer shall be solely responsible for any costs incurred in connection with Buyer's:
(1) review of such documents and schedules, and (2) other investigations of the Properties. Buyer shall maintain copies of all records it receives from Seller with respect to the Properties so long as Seller is subject to a claim arising under this Agreement pertaining to such records.

         (c) BUYER'S INSPECTION RIGHTS DURING ESCROW. During the term of the Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Properties and, to the extent permitted by the Rancho Downey Loan Documents, the Rancho Downey Property at reasonable times during ordinary business hours, upon reasonable prior notice to Seller and subject to the rights of tenants under the Leases, to make any and all inspections and tests as may be necessary or desirable in Buyer's judgment; PROVIDED, that Buyer shall not make any environmental inspections that are more intrusive than a Phase 1 examination without Seller's prior approval thereof. Buyer shall indemnify and hold Seller harmless from any damages to any Property or the Rancho Downey Property to the extent such damages result from Buyer's entry and/or activities upon the respective Real Property by Buyer, its agents, contractors and/or subcontractors.

    6.   TENANT AND LENDER ESTOPPEL CERTIFICATES.

         (a) Seller shall use good faith efforts to obtain from each tenant of each Property and deliver to Buyer on or before the date that is five (5) days prior to the Closing Date a duly executed tenant estoppel certificate in the form of EXHIBIT C (the "TENANT ESTOPPEL CERTIFICATES"). The Tenant Estoppel Certificates shall be initially prepared by Seller, shall be approved by Buyer, and shall be dated no earlier than thirty (30) days prior to the originally scheduled Closing Date.

         (b) If Seller (1) fails to timely obtain Tenant Estoppel Certificates for at least 75% of the total rentable square feet of a Property, (2) fails to deliver a Tenant Estoppel Certificate for any tenant whose leased premises is 100,000 square feet of area or more, or (3) delivers executed Tenant Estoppel Certificates containing information concerning Leases that are materially different from the information contained in the Tenant Estoppel Certificate prepared by Seller for more than 10% of the total rentable square feet of a Property or as to any tenant whose leased premises contain 100,000 square feet of area or more, Buyer shall have the right to (A) waive such defect with respect to a Property, in which event at the Close of Escrow Seller shall deliver to Buyer Seller's certification ("SELLER'S CERTIFICATE") as to those matters for which the Tenant Estoppel Certificates were defective or missing; or
(B) terminate this Agreement with respect to such Property and the Escrow created hereby, in which event this Agreement shall continue to be in effect with respect only to those Properties for which Buyer has not terminated this Agreement and the Escrow (subject to Section 41).

         (c) If Buyer is to acquire Group C, as provided in Section 1.(d), then Seller shall use good faith efforts to obtain from the lenders holding the Harvest Business Park Loan and Ardenwood Loan, and deliver to Buyer not later than five
(5) days prior to the Closing Date for those Projects, an executed certificate ("LENDER ESTOPPEL CERTIFICATE") executed and acknowledged by a duly authorized officer of such lender: stating that its promissory note and the liens securing it are in good standing and no uncured breaches or defaults exist thereunder; setting forth the unpaid principal balance of such note and the amount of all escrow deposits held in respect thereof; setting forth the date through which interest on such note has been paid; consenting to the sale and purchase herein contemplated, to the extent required by the relevant loan documentation; agreeing to notify Buyer of any default under any manner relative to its loan; and acknowledging that all of Seller's rights and all escrow deposits held in respect of its loans have been assigned to Buyer. If Seller is unable to deliver such Lender Estoppel Certificates at least five (5) days prior to Closing, then unless Seller (at its option) elects to pay the Harvest Business Park Loan and/or the Ardenwood Loan, as applicable, and cause the release of the liens securing such loans, Buyer shall have the right (1) if consent from a lender is not required or has been obtained, to waive such matter, in which case Seller shall execute a certificate certifying as to the matters which would have been contained in the Lender's Estoppel Certificate; or (2) to terminate this Agreement with respect to such Property and the Escrow created hereby, in which event this Agreement shall continue to be in effect with respect only to those Properties for which Buyer has not terminated this Agreement and the Escrow (subject to Section 41). Seller shall notify Buyer if it will so pay the Harvest Business Park Loan or Ardenwood Loan at least five (5) days prior to Closing. If Seller does so pay either such loan (or both), then the Purchase Price for the Project in question shall be as set forth in the column indicated on Exhibit A.

    7. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer makes the following representations and warranties to Seller:

         (a) ORGANIZATION AND GOOD STANDING. (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each Subsidiary (as defined below) of Buyer is a corporation or other entity duly organized, validly existing and, with respect to each Subsidiary that is a corporation, in good standing under the laws of its state of incorporation or formation, as the case may be. Buyer and each Subsidiary of Buyer is duly qualified or licensed and, with respect to each Subsidiary that is a corporation, in good standing as a foreign corporation and authorized to do business, in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification, licensing or authorization necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect upon the assets, liabilities, financial condition, earnings or operations of Buyer and its Subsidiaries taken as a whole or any transaction contemplated by this Agreement or any other agreement to be entered into by Buyer and Seller or any Conveying Entity in accordance herewith (the "TRANSACTION DOCUMENTS") (any such material adverse effect, whether individually or in the aggregate, a "MATERIAL ADVERSE EFFECT"). "SUBSIDIARY" means, with respect to any entity, (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such entity, by a Subsidiary of such entity or by such entity and a

Subsidiary thereof or (ii) any other entity (other than a corporation) in which such entity, a Subsidiary thereof or such entity and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Buyer and each Subsidiary of Buyer has all requisite corporate power and authority to own its assets and to carry on its business as presently proposed to be conducted except where a lack of such corporate power or authority would not reasonably be expected to have a Material Adverse Effect.

              (2) Buyer has delivered to Seller true, correct and complete copies of the Charter and the Bylaws of Buyer.

         (b) AUTHORIZATIONS. Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution and delivery by Buyer of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by Buyer.

         (c) CAPITALIZATION. As of the date hereof, and except for issuances of Common Stock pursuant to Buyer's Amended and Restated Employee and Director Stock Plan, the equity capitalization of Buyer is as set forth in the balance sheet of Buyer included in Buyer's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (the "1997 FORM 10-Q"). At the Closing Date, all of the outstanding shares of stock of Buyer will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. As of the date hereof, except as set forth in Buyer's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 FORM 10-K"), the 1997 Form 10-Q and Buyer's Proxy Statement dated April 14, 1997 in respect of Buyer's annual meeting of shareholders held on May 16, 1997 (the "1997 PROXY STATEMENT" and collectively, the "CURRENT SEC REPORTS") and pursuant to Buyer's Amended and Restated Employee and Director Stock Plan, (A) except as set forth in SCHEDULE 7.(c), there are no outstanding securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of Buyer, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating Buyer to issue or dispose of any Common Stock or other equity securities or any ownership therein,
(B) there is no agreement or arrangement restricting the voting or transfer of any equity securities of Buyer, and (C) there are no outstanding contractual obligations, commitments, understandings or arrangements of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of equity securities of Buyer or such Subsidiary. As of the date hereof, except as contemplated by the Registration Rights Agreement to be entered into by Buyer and Seller in the form of Exhibit K (the "REGISTRATION RIGHTS AGREEMENT") and the Amended and Restated Investor Rights Agreement dated as of February 23, 1996 among Buyer, Seller and the other parties thereto (the "INVESTOR RIGHTS AGREEMENT"), there are no agreements or arrangements to which any of Buyer or its Subsidiaries is a party pursuant to which Buyer is or could be required to register shares of Common Stock or other securities under the Securities Act of 1933 (the "SECURITIES ACT").

         (d) CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Buyer nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction compliance with which would have a Material Adverse Effect.
Assuming the filing of a Form D with the Securities and Exchange Commission (the "COMMISSION"), the listing of the Acquisition Common Stock on the New York Stock Exchange (the "NYSE") and the accuracy of the representations and warranties of, and the performance of the agreements of, Seller set forth in Section 8 and elsewhere herein, neither the execution and delivery of the Transaction Documents nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Acquisition Common Stock will (1) violate any provision of any law presently in effect or in effect at the Closing Date having applicability to Buyer or any Subsidiary or any of their properties, except such violations as would not have a Material Adverse Effect, (2) conflict with or result in a breach of or constitute a default under the Charter or Bylaws of Buyer or any organizational document of its Subsidiaries, (3) except as set forth on SCHEDULE 7(d), require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which Buyer or any of its Subsidiaries is a party or by which any of their respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as would not have a Material Adverse Effect or (4) result in, or require the creation or imposition of, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind ("LIENS") upon or with respect to any of the properties now owned or hereafter acquired by Buyer or any of its Subsidiaries. Neither Buyer nor any of its Subsidiaries is bound by any agreement which would impose upon Seller any personal obligation or personal liability which is greater than the personal obligations and personal liabilities imposed upon Seller under this Agreement, the Registration Rights Agreement and the Amended and Restated Excepted Holder Agreement to be entered into by Buyer and Seller in the form of EXHIBIT L (the "AMENDED AND RESTATED EXCEPTED HOLDER AGREEMENT").
In addition, Buyer is not aware of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (e) DUE EXECUTION, ETC. This Agreement constitutes, and when executed and delivered by Buyer at the Closing each of the Registration Rights Agreement and the Amended and Restated Excepted Holder Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (f) LITIGATION, PROCEEDING, ETC. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Buyer, threatened against or affecting Buyer or any of its Subsidiaries or any of their respective properties before or by any Governmental Entity which
(1) challenges the legality, validity or enforceability of any of the Transaction Documents or the Acquisition Common Stock or (2) (individually or in the aggregate) have a Material Adverse Effect or (3) would (individually or in the aggregate) impair the ability of Buyer to perform fully on a timely basis any obligations which it has under any of the Transaction Documents.

         (g) NO DEFAULT OR VIOLATION. Neither Buyer nor any of its Subsidiaries is (1) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as would not have a Material Adverse Effect, (2) in violation of any decree, injunction, judgment, order, ruling, assessment or writ ("ORDER") of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (a "GOVERNMENTAL ENTITY"), except for such violations as would not have a Material Adverse Effect, or (3) in violation of any law which would
(A) adversely affect the legality, validity or enforceability of the Transaction Documents, (B) have a Material Adverse Effect or (C) adversely impair Buyer's ability or obligation to perform fully on a timely basis any obligation which it has under the Transaction Documents.

         (h) STATUS OF ACQUISITION COMMON STOCK. Subject to approval of the shareholders of Buyer, which approval shall be solicited pursuant to
Section 10.A prior to the Closing, the issuance and sale of the Acquisition Common Stock have been duly authorized by all necessary corporate action on the part of Buyer and such Acquisition Common Stock, when delivered to Seller at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Acquisition Common Stock is not and will not be subject to preemptive rights of any other shareholder of Buyer.

         (i) GOVERNMENTAL CONSENTS, ETC. Except as may be required under any applicable securities law in connection with the performance by Buyer of its obligations under the Registration Rights Agreement, and except for the filing of a Form D with the Commission and the listing of the Acquisition Common Stock on the NYSE, and assuming the accuracy of the representations and warranties in Sections 8.(k), 8.(l), 8.(n) and 8.(p), no authorization, consent, approval, waiver, license, qualification or formal exemption from nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery or performance by Buyer of this Agreement and the issuance, sale or delivery of the Acquisition Common Stock except for those that have been made or obtained by Buyer as of the date hereof. At the Closing Date, Buyer will have made all filings and given all notices to Governmental Entities and obtained all necessary ordinances, registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Entity, to own or lease its properties and to conduct its facilities and businesses as currently conducted, except where failure to do so would not have a Material Adverse Effect. At the Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain would have a Material Adverse Effect, will be in full force and effect. The assets of Buyer qualify as exempt assets for purposes of the Hart-Scott-Rodino Act and no filing under the Hart-Scott-Rodino Act is required in connection with the sale and issuance of the Acquisition Common Stock hereunder.

         (j) PRIVATE OFFERING. Neither Buyer nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Buyer under circumstances which would require the integration of such offering with the offering of the Acquisition Common Stock under the Securities Act) which might subject the offering, issuance or sale of the Acquisition Common Stock to the registration requirements of Section 5 of the Securities Act.

         (k)  ERISA.

              (1) COMPANY STATUS. Buyer currently qualifies as a "real estate operating company" ("REOC") within the meaning of C.F.R.
    Section 2510.3-101(e), and has qualified as a REOC during all valuation periods within the meaning of 29 C.F.R. Section 2510.3-101(d)(5).
              (2) BENEFIT PLANS. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended (or, with respect to any provision thereof referred to herein, any corresponding provision of any succeeding law, "ERISA") and the Code (including reporting requirements). Neither any Benefit Plan nor Buyer or any Subsidiary of Buyer has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending, or to the knowledge of Buyer threatened, material claims (other than claims for benefits pursuant to the terms of any such plan) against or otherwise involving any of the Benefit Plans and no action has been brought against or with respect to any Benefit Plan, and neither Buyer nor any Subsidiary of Buyer incurred any material liability to any party with respect to any Benefit Plan. All contributions required to be made to the Benefit Plans have been made or provided for as of the date hereof. No Benefit Plan is subject to Title IV of ERISA and neither Buyer nor any Subsidiary of Buyer has, within six years prior to the date of this Agreement, contributed to or had any obligation to contribute to any employee benefit plan subject to Title IV of ERISA. "BENEFIT PLANS" means all employee benefit plans and collective bargaining, labor and employment agreements or other similar benefit arrangements to which Buyer or any Subsidiary of Buyer will be a party at the Closing or by which Buyer or any Subsidiary of Buyer will be bound at the Closing, including (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance any employment agreement not terminable on 30 days (or less) written notice or (C) any other "employee benefit plan" within the meaning of Section 3(3) of ERISA. For purposes of this Section 8, (i) the term "BUYER" includes any entity required to be aggregated with Buyer pursuant to Code Section 414(b), (c), (m) or (o) and
    (ii) provisions of ERISA or the Code include regulations prescribed under such provisions.

              (3) PROHIBITED TRANSACTIONS. The sale of the Properties and the Rancho Downey Loan and the issuance of the Acquisition Common Stock as herein contemplated does not constitute a prohibited transaction for purposes of Section 4975(c)(1)(A) of the Code or Section 406(a)(1)(A) of ERISA.

         (l) FINANCIAL STATEMENTS. The consolidated balance sheets and statements of operations of Buyer and its consolidated Subsidiaries as of the last day of its latest complete fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by the independent public accountants (and, with respect to Buyer, included in the 1996 Form 10-K) for the years ended
December 31, 1995 and December 31, 1996 and the consolidated balance sheets and statements of operations of Buyer and its consolidated Subsidiaries as of the fiscal quarter ended March 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter then ended (and, with respect to Buyer, included in the 1997 Form 10-Q), present fairly in all material respects the financial position of Buyer and its consolidated Subsidiaries as of the dates indicated and the results of operations of Buyer and its consolidated Subsidiaries, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and all adjustments necessary for a fair presentation of results for such periods have been made (subject, in the case of unaudited financial statements, to normal year-end audit adjustments).

         (m)  INSURANCE.  At Closing, Buyer and its Subsidiaries will have
(1) "all risk" property insurance, including fire, flood, earthquake, extended coverage and rental loss insurance and (2) general commercial liability insurance, under terms and in such amounts and covering such risks that are customary for properties similar to those of Buyer and its Subsidiaries. There are currently no outstanding material losses for which Buyer or any of its Subsidiaries has failed to give or present notice or claim under any policy. Policies for all the insurance are in full force and effect and none of Buyer or its Subsidiaries is in default in any material respect under any of the policies.

         (n) INFORMATION PROVIDED. Neither this Agreement, the schedules and exhibits hereto, the Current SEC Reports nor any other written document delivered to Seller in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, in light of the circumstances under which it was made, not misleading, and all material information regarding Buyer and its Subsidiaries is provided therein.

         (o) NO OTHER LIABILITIES. Neither Buyer nor any Subsidiary of Buyer will have any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (1) reflected on the consolidated balance sheet of Buyer and its Subsidiaries as at March 31, 1997, or (2) liabilities that (A) are incurred by Buyer and its Subsidiaries after March 31, 1997 in the ordinary course of business and (B) would not have a Material Adverse Effect.

         (p) NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to Seller and as to which Buyer shall have full and sole responsibility.

         (q) TAXES; REIT STATUS. Each of Buyer and its Subsidiaries has filed all tax returns that are required to be filed with any Governmental Entity and has paid all Taxes due pursuant to the tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of tax returns as to which the failure to file would not, individually or in the aggregate, have a Material Adverse Effect. Buyer (1) elected to be taxed as a "real estate investment trust" as defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "CODE") ("REIT") effective for each of the taxable years since Buyer has been incorporated, (2) has not revoked such election, and (A) qualifies for taxation as a REIT for each such taxable year and for its current taxable year. Buyer is not a foreign person within the meaning of Section 1445 of the Code.

         (r) COMPLIANCE WITH LAWS. Neither Buyer nor any of its Subsidiaries has been in or is in, and none of them has received notice of, violation of or default with respect to, any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

         (s)  SUBSIDIARIES.

              (1) The 1996 Form 10-K sets forth a correct and complete list of all of Buyer's Subsidiaries as of the date hereof.

              (2)  As of the date of this Agreement, except as set forth on
    SCHEDULE 7(s), all outstanding shares of capital stock or other evidences of equity ownership of each Subsidiary of Buyer are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, beneficially and of record by Buyer, free and clear of all Liens.

         (t) MATERIAL CONTRACTS. The 1996 Form 10-K and the 1997 Form 10-Q, collectively, include a correct and complete list of the following as of the date of this Agreement with respect to Buyer and any of its Subsidiaries:

              (1) agreements with any shareholder having beneficial ownership of 5% or more of the shares of Common Stock of Buyer or such Subsidiary then issued and outstanding, director or officer of Buyer or such Subsidiary and all shareholders' agreements and voting trusts; and

              (2) agreements not made in the ordinary course of business and which could reasonably be expected to result in a Material Adverse Effect.

         (u) RECOMMENDATIONS. The Board of Directors of Buyer, at a meeting duly called and held, has duly (1) determined that the Transaction Documents and the transactions contemplated thereby, taken as a whole, are in the best interests of Buyer and its shareholders,

(2) resolved, subject to its fiduciary duties, to recommend that holders of shares of Common Stock and Series B Preferred Stock approve the issuance of the Acquisition Common Stock as contemplated hereby and (3) approved the Transaction Documents and the transactions contemplated thereby.

         (v) SHAREHOLDER APPROVAL. The affirmative vote of a majority of the shares of the Common Stock and Buyer's Series B Preferred Stock par value $.001 per share ("SERIES B PREFERRED STOCK"), voting together as a single class, voted at the duly convened shareholders meeting of Buyer (or any other duly convened meeting of the holders of the Common Stock and Series B Preferred Stock) is the only vote of the holders of any class or series of the equity securities of Buyer necessary to approve the Transaction Documents and the transactions contemplated thereby.

         (w) NO RESTRICTIONS ON ACQUISITION COMMON STOCK. No provision of the Charter or Bylaws of Buyer, any other agreement, indenture or other instrument to which Buyer or its properties are subject, or any law applicable to Buyer
(1) except as provided in the Amended and Restated Excepted Holder Agreement, directly or indirectly restricts or impairs the right or ability of Seller to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to the Acquisition Common Stock, including, without limitation, restrictions based upon the size of the security holdings of Seller, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (2) provides any other securityholder of Buyer with any preemptive rights.

         (x) SEC DOCUMENTS. Buyer has filed with the Commission all reports, schedules, forms, statements and other documents required by the Securities Exchange Act of 1934 (the "EXCHANGE ACT") to be filed by Buyer (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). Buyer has delivered or made available to Seller all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer and its Subsidiaries included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

         (y) NO MERGER AGREEMENTS. As of the date hereof, neither Buyer nor any of its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation thereof with respect to a merger or consolidation with any of Buyer or its Subsidiaries, or any other acquisition of a substantial amount of the assets of Buyer or its Subsidiaries.

         (z) CERTAIN ACTIONS BY BUYER. Buyer has not: (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets, (4) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (5) admitted in writing Buyer's inability to pay its debts as they come due, or (6) made an offer of settlement, extension, or composition to its creditors generally.

         (aa) PENSION-HELD REIT STATUS. The Buyer is not, and the issuance of all of the Acquisition Common Stock to Seller will not cause Buyer to be treated as, a "PENSION-HELD REIT" within the meaning of Section 856(h) of the Code, or, if Buyer is a Pension-Held REIT, for purposes of applying Section 856(h)(3)(C) of the Code to Seller, which assumes Buyer is treated as a "qualified trust" described in Section 401(a) of the Code, (1) Buyer's indebtedness qualifies as indebtedness described in Section 514(c)(9)(A) of the Code, (2) the ratio of Buyer's gross income from unrelated trades or businesses (within the meaning of Section 856(h)(3)(C) of the Code) to Buyer's total gross income for each taxable year (within the meaning of Section 856(h)(3)(C) of the Code) will be less than 5% and (3) the allocations to Buyer from all partnerships in which Buyer is a partner for federal income tax purposes (other than MDN/JSC Limited Partnership) will qualify under Section 514(c)(9)(B)(vi)(III), and (c)(9)(E) of the Code.

    The representations and warranties of Buyer in this Agreement shall survive the Close of Escrow and be true and correct in all material respects on and as of the Close of Escrow as if such representations and warranties were made on and as such date (subject to revisions to reflect changed circumstances or knowledge obtained between execution of the Agreement and the Close of Escrow).

    8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the following representations and warranties:

         (a) This Agreement has been duly and validly authorized, executed and delivered by Seller and no other approval on the part of Seller is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller, and no consents of any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement, other than appropriate corporate resolutions of the Conveying Entities, which Seller agrees to cause to be adopted prior to the applicable Closing.

         (b) There are no actions, suits or proceedings pending or, to the best of Seller's knowledge, threatened which if adversely determined would materially and adversely affect the Leases or the Properties, in the aggregate, or any pending or, to the best of Seller's knowledge, threatened proceedings in eminent domain, which would affect any Property. For the foregoing purposes, any threatened or pending proceeding which is adequately covered by insurance, in Buyer's reasonable judgment, shall be deemed not to have a material adverse effect on the Property in question.

         (c) To the best of Seller's knowledge, the Properties are not in violation of any law or governmental regulation applicable to the Properties in any manner that would have a material adverse effect on the Properties.

         (d) There are no agreements granting any party rights to possession of the Properties which will affect the Properties subsequent to the Closing, except the Leases or as set forth in each Commitment. There are no maintenance, service or other agreements affecting or relating to the Properties except as made available to Buyer in accordance with EXHIBIT B hereto. Seller is not in violation of or in default under any of the documents, recorded or unrecorded, referred to in the Commitments.

         (e) Except as would not have a material adverse effect on the financial condition or operation of the Properties, or as otherwise disclosed in writing to Buyer prior to expiration of the Contingency Period (by making available copies of leases or files or otherwise), the Leases are in full force and effect and have not been modified or amended; Seller is not in default with respect to Leases; there have been no claims asserted by tenant for offsets against rent or any other monetary or other claims made against Seller, as landlord, which shall apply after the Close of Escrow; no Tenant has been given any concession or consideration for the rental of any space which shall apply after the Close of Escrow; no tenant is entitled hereafter to any concession, rebate, construction of further improvements, moving or other allowance or free or reduced rent for any period after the Close of Escrow; Seller is not aware of any default by any tenant under its Lease; all leasing commissions with respect to the Leases (including any renewal or expansion option) have been paid by Seller and there are no outstanding commission obligations or listing agreements that will affect Buyer or the Properties after the Close of Escrow.

         (f) All information and documents supplied or made available to Buyer by Seller in accordance with EXHIBIT B hereto are true, complete and correct copies of all of the documents in Seller's possession or control described on EXHIBIT B and related to the leasing, use, ownership, development, maintenance, management and repair of the Properties.

         (g) To the best of Seller's knowledge, the improvements are in compliance in all material respects with all applicable governmental laws, ordinances, rules and regulations, and Seller is not aware of any material defect in the condition of the Properties which has not been corrected.

         (h) To the best of Seller's knowledge, Seller has made available to Buyer true and correct copies of all site assessment reports within its possession or control with respect to the presence or absence of "HAZARDOUS MATERIALS" (as hereinafter defined) on the Properties (the "ENVIRONMENTAL REPORTS"). To the best of Seller's knowledge, except as disclosed in the Environmental Reports, there are no Hazardous Materials which require removal, remediation or encasement of materials or reporting to any governmental authority or which violate any federal, state or local environmental statute, regulation or ordinance. To the best of Seller's knowledge, except as disclosed in the Environmental Reports, there are no underground or other storage tanks situated on the Properties and no such tanks have been removed from the Properties. To the best of Seller's knowledge, neither Seller nor any occupant of any Property has generated, stored, handled or disposed of any Hazardous Materials at such Property, and there has been no release or discharge, spillage, of any Hazardous Materials at the Properties. "HAZARDOUS MATERIALS" herein means any material hazardous to human health which is listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, or in the regulations adopted and publications promulgated pursuant thereto.

         (i)  Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

         (j) Seller has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets,
(4) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (5) admitted in writing Seller's inability to pay its debts as they come due, or (6) made an offer of settlement, extension, or composition to its creditors generally.

         (k) The Acquisition Common Stock to be acquired by it hereunder is being acquired for its own account for investment and with no intention of distributing or reselling the Acquisition Common Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any state or any foreign country or jurisdiction.

         (l) If Seller should decide to dispose of any of the Acquisition Common Stock to be purchased by it, Seller understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "SECURITIES ACT") or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "TRANSFER") of any Acquisition Common Stock other than pursuant to an effective registration statement, Buyer may require that the transferor of the Acquisition Common Stock provide to Buyer an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to Buyer, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Seller agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing the Acquisition Common Stock:

    THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER")

THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CORPORATION AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

    THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. NO PERSON MAY
(1) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF 8.5% (OR SUCH OTHER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE LESSER OF THE NUMBER OR VALUE OF ANY CLASS OR SERIES OF THE OUTSTANDING EQUITY STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE)P OR (2) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN EQUITY STOCK WHICH WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH ATTEMPTED TRANSFER. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. SHARES-IN-TRUST SHALL BE DEEMED TO HAVE BEEN OFFERED FOR SALE TO THE CORPORATION, OR ITS DESIGNEE AT A PRICE AS SPECIFIED IN THE CORPORATION'S CHARTER. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CORPORATION'S CHARTER, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION.

    The first legend set forth above may be removed if and when the Acquisition Common Stock represented by such certificate is disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to Buyer.

         (m) Seller agrees that Buyer shall be entitled to make a notation on its records and give instructions to any transfer agent for the Acquisition Common Stock in order to implement the restrictions on transfer set forth in this Agreement.

         (n) At the time Seller was offered the Acquisition Common Stock, Seller was, at the date hereof, Seller is, and at the Closing Date, Seller will be, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating Buyer and an investment in the Acquisition Common Stock, and is able to bear the economic risk of such investment.

         (o)  Assuming the accuracy of the representations of Buyer in
Section 7 hereof, the acquisition of the Acquisition Common Stock to be purchased by Seller has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; the acquisition of the Acquisition Common Stock does not conflict with or violate (1) its organizational documents, charter or by-laws or (2) any law applicable to it in a manner that could materially hinder or impair the completion of the transactions contemplated hereby.

         (p) Seller acknowledges that it has received a copy of Buyer's Annual Report on Form 10-K for the year ended December 31, 1996 and Form 10-Q for the calendar quarter ended March 31, 1997, and that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Buyer concerning the terms and conditions of the offering of the Acquisition Common Stock and the merits and risks of investing in the Acquisition Common Stock; access to information about Buyer, Buyer's financial condition, pro forma results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Acquisition Common Stock; and the opportunity to obtain such additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of such information.

         (q) Seller also understands and acknowledges that the Acquisition Common Stock is being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and the availability of such exemption depends in part on, and that Buyer (and, for purposes of the opinion to be delivered to Seller pursuant to Section 13 hereof, Vinson & Elkins L.L.P., as to those in Sections 8.(k), 8.(l), 8.(m) and 8.(p)) will rely upon, the accuracy and truthfulness of the foregoing representations and Seller hereby consents to such reliance.

         (r) At the Closing, Seller will be a "qualified trust" as described in Code

Section 401(a) that is exempt from federal income tax under Code Section 501(a).

         (s) With respect to the Rancho Downey Loan: Seller has or will deliver to Buyer true and complete copies of the Rancho Downey Note and the other Rancho Downey Loan Documents; the Rancho Downey Loan is current in payment; and no default or event which, with the passage of time or giving of notice, or both, would constitute a default with respect to the Rancho Downey Loan, exists.

         As used here the term "TO THE BEST OF SELLER'S KNOWLEDGE" or
"KNOWLEDGE OF SELLER", means the actual knowledge of the following parties:
William M. Stephens (as to Seller); Lindsey Schubel (as to Properties managed by
AMB); Robert Chapman (as to Properties managed by RREEF); and Peter Tague (as to Properties managed by Cabot). If at any time prior to Close of Escrow Seller shall discover any of the representations and warranties herein set forth are not true and correct in all material respects, it shall immediately notify Buyer thereof. The representations and warranties of Seller in this Agreement shall survive the Close of Escrow and be true and correct in all material respects on and as of the Close of Escrow as if such representations and warranties were made on and as of such date (subject to revision to reflect changed circumstances or knowledge obtained between the date of execution of this Agreement and the Close of Escrow). Those parties named above that are employees of Seller's asset managers will not be informed of the provisions of this Section 8 until after this Agreement is executed; Seller shall furnish a copy of such provisions to such parties promptly following execution hereof, and provide a written report of all changes required to be made to the foregoing representation and warranties resulting from such parties' review of this
Section 8 within twenty-one (21) days after the opening of Escrow and upon delivery of such report, the affected representations and warranties shall be deemed to be modified as described in such report. With regard to Seller's representation and warranties: Buyer may not rely on any such representation and warranty that Buyer actually knows is false or inaccurate; and Seller shall not be liable in damages to Buyer for the first or initial loss of up to $500,000 arising out of the falsity or inaccuracy or breach of such representations or warranties; Seller shall, however, be liable for any and all such losses in excess of $500,000. Seller may pay any such damages arising out of the falsity or inaccuracy or breach of its representations and warranties by delivering Common Stock (valued at its then market value) to Buyer.

    9. COVENANTS AND INTERIM RESPONSIBILITIES OF SELLER. Seller agrees that during the period between the Opening of Escrow and the Closing Date:

         (a) SELLER'S AFFIRMATIVE COVENANTS. Seller shall: (1) maintain Seller's existing insurance policies for the Properties continuously in force,
(2) operate and manage the Properties in the same manner as it has heretofore done so, (3) perform, in all material respects, when due all of Seller's obligations under the Leases and any and all contracts and agreements affecting the Properties, (4) comply, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements affecting the Properties, (5) pay all bills and invoices for labor, material and services of any kind contracted for by Seller or the Conveying Entities or their agents and relating to the Properties, and (6) as soon as Seller has knowledge thereof, promptly notify Buyer of any change in any condition with respect to the Properties or any event or circumstance which would render any representation, covenant or warranty of Seller under this Agreement untrue, misleading or incapable of being performed.

         (b) SELLER'S NEGATIVE COVENANTS. Seller shall not, without Buyer's prior written consent: (1) execute any new lease nor modify any Lease (for which consents shall not be unreasonably withheld or delayed), (2) accept from any tenant rent or other charges more than one (1) month in advance, (3) enter into any contract nor modify any existing contract with respect to the Properties which will survive Closing, (4) remove any Personal Property from the Properties unless replaced by Personal Property of equal or greater utility and value, or (5) alienate, lien, encumber or otherwise transfer the Properties or any interest therein.

    10.A SHAREHOLDERS' MEETING; PREPARATION OF PROXY STATEMENT. Buyer shall, promptly after the execution and delivery of this Agreement, take all actions necessary in accordance with the Exchange Act, Maryland law, Buyer's Charter and Bylaws and the rules of the NYSE to present the issuance of the Acquisition Common Stock to Buyer's shareholders for their consideration and approval either pursuant to the consent of the holders of the requisite percentage of Buyer's outstanding Common Stock and Series B Preferred Stock ("SERIES B PREFERRED"), voting as a single class, or by the vote thereof at a meeting of Buyer's shareholders duly called and convened to act thereon (the "SHAREHOLDERS' MEETING").

    Buyer shall, in accordance with applicable law, as soon as practicable following the execution and delivery of this Agreement, prepare and file with the Commission a proxy statement to be used in connection with the solicitation of the vote or consent of its shareholders required by Maryland law, its Charter and Bylaws and by the rules of the NYSE to approve the issuance of the Acquisition Common Stock (such proxy statement, including the form of proxy and all such other materials distributed in connection therewith, as amended or supplemented from time to time (the "PROXY STATEMENT").

    Buyer shall use commercially reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof and shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the approval of the Proxy Statement by the Commission. Seller will use commercially reasonable efforts to provide Buyer with material and information regarding the Seller which is reasonably requested by Buyer and is required to be included therein. Buyer shall cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement is first mailed to shareholders and at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. The information regarding the Seller which is supplied by Seller in writing for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the Commission and at the time of the

Shareholders' Meeting, contain any untrue statement of a material fact regarding the Seller or omit to state any material fact regarding the Seller which is required to be stated therein or necessary to make the statements made therein not misleading, in the light of the circumstances under which they are made. Buyer shall include in the Proxy Statement the recommendation of its Board of Directors that holders of the Common Stock and the Series B Preferred vote in favor of the issuance of the Acquisition Common Stock. Buyer shall use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the issuance of the Acquisition Common Stock and to secure the vote or consent of its shareholders required by Maryland law, its Charter and Bylaws and by the rules of the NYSE to approve the issuance of the Acquisition Common Stock.

    10.B COVENANTS OF BUYER.

         (a) During any taxable year in which Buyer is treated as a "Pension-Held REIT" within the meaning of Section 856(h) of the Code, Buyer will take all necessary actions or refrain from taking such actions as necessary to ensure that (1) the ratio of Buyer's gross income from unrelated trades or businesses (within the meaning of Section 856(h)(3)(C) of the Code) to Buyer's total gross income for each taxable year (within the meaning of Section 856(h)(3)(C) of the Code) is and will remain less than 5% and (2) all of Buyer's indebtedness meets the requirements of Section 514(c)(9)(A) of the Code as if Buyer was a qualified pension plan.

         (b) Buyer will take all necessary actions or refrain from taking such actions as necessary to ensure that Buyer qualifies as a REIT under the Code.

         (c) Buyer will at Closing assume those service contracts and similar agreements in effect at Closing with respect to the Properties; PROVIDED that true and complete copies thereof have been made available to Buyer for its review during the Continency Period.

    11.  CONDITIONS OF CLOSING.

         (a) Buyer's obligation to close this transaction shall be subject to the occurrence and/or satisfaction of the following conditions, as applicable to the Closing in question:

              (1) Buyer has received (or has waived as provided herein) the Tenant Estoppel Certificates or Seller's Certificates, and the Lender Estoppel Certificates, in each case complying with the requirements of this Agreement.

              (2) The Title Company is committed to issue the Title Policies insuring title to each Property vested in Buyer or its nominee in the amount specified in Section 4 in the approved Condition of Title with respect to each Property.

              (3) As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

              (4) All representations and warranties made by Seller to Buyer in this Agreement shall be materially true and correct as of the Close of Escrow.

              (5) No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity which prohibits or restricts the transactions contemplated by this Agreement. No governmental entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divesture or rescission, unless such governmental entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

              (6) The issuance of the Acquisition Common Stock shall have been approved by the requisite vote of the stockholders of Buyer.

              (7) The Acquisition Common Stock shall have been approved for listing on the NYSE.

         (b) Seller's obligation shall be subject to the occurrence and/or satisfaction of the following conditions, as applicable to the Closing in question:

              (1) As of the Close of Escrow, Buyer shall have performed all of the obligations required to be performed by Buyer under this Agreement.

              (2) All representations and warranties made by Buyer to Seller in this Agreement shall be materially true and correct as of the Close of Escrow.

              (3) Seller shall have received an opinion of Vinson & Elkins L.L.P., counsel for Buyer, substantially in the form of EXHIBIT I. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Buyer and by governmental officials, and upon such other documents as such counsel deem appropriate as a basis for such opinion. Such counsel may specify the jurisdictions as such counsel deem appropriate as a basis for such opinion. Such counsel may specify the jurisdictions in which they are admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. To the extent such opinion concerns the laws of any other such jurisdiction, such counsel may either provide an opinion of counsel admitted to practice in such jurisdiction (which counsel shall be reasonably acceptable to Seller) in lieu of its own opinion or rely upon the opinion of such counsel. Seller hereby agrees that the firm of Ballard Spahr Andrews & Ingersoll is acceptable to Seller for purposes of providing such opinions involving the laws of the State of Maryland. To the extent that any opinion rendered by counsel admitted to practice in another jurisdiction or relied upon by Vinson & Elkins L.L.P., including any exception or limitation thereto, is materially different from the opinion to be delivered to Seller at the Closing by Vinson & Elkins L.L.P., such opinion shall be reasonably satisfactory to Seller and a copy of such opinion shall be delivered to Seller at Closing.

              (4) No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity which prohibits or restricts the transactions contemplated by this Agreement. No governmental entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divesture or rescission, unless such governmental entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

              (5) The issuance of the Acquisition Common Stock shall have been approved by the requisite vote of the stockholders of Buyer.

              (6) The Acquisition Common Stock shall have been approved for listing on the NYSE.

              (7) No event shall have occurred and no set of circumstances shall exist which could reasonably be expected to have a Material Adverse Effect.
         (c) If Closing has not occurred: (1) as to Group A, within 120 days from the Opening of Escrow; (2) as to Group B, within 120 days from the Opening of Escrow plus the number of days to which the Closing Date for Group B is extended pursuant to Section 1.(d); and (3) as to Group C, within 120 days from the date the Group C Notice is given, then either Seller or Buyer may terminate this Agreement and the Escrow by notifying the other; PROVIDED that a party may not so terminate this Agreement if Closing has not occurred because of such party's default hereunder.

    12. DEPOSITS BY SELLER. On or prior to the scheduled Closing Date, Seller shall deliver to Escrow Holder for recordation or delivery to Buyer upon the Close of Escrow, the following documents and instruments, fully executed by Seller, or the Conveying Entities (as appropriate) and acknowledged where appropriate, with respect to the Rancho Downey Loan and with respect to each Property which Buyer is acquiring on such Closing Date pursuant to the terms hereof:

         (a)  The Deeds in a form approved by Buyer, Seller, and Title Company.

         (b)  The original Leases.

         (c) An assignment of leases (the "ASSIGNMENT OF LEASES") in the form attached hereto as EXHIBIT D.

         (d) A bill of sale (the "BILL OF SALE") in the form attached hereto as EXHIBIT E.

         (e) A general assignment and assumption (the "GENERAL ASSIGNMENT") in the form attached hereto as EXHIBIT F.

         (f) A certification regarding withholding (the "CERTIFICATION REGARDING WITHHOLDING") in the form attached hereto as EXHIBIT G-1.

         (g) A letter, in a form approved by Buyer and Seller, advising tenants of the sale to Buyer and directing that future rent payments and other charges be forwarded to Buyer.

         (h) Proof satisfactory to the Title Company and Buyer that the persons executing such documents have the power and authority to bind Seller.

         (i) Keys to all locks located on the respective Property, to the extent in Seller's possession.

         (j)  With respect to Closing of the acquisition of the Rancho Downey
Loan: (1) the original Rancho Downey Note, duly endorsed to Buyer without recourse, (2) the originals of all other Rancho Downey Loan Documents; (3) an assignment of note and liens (the "ASSIGNMENT OF NOTE AND LIENS") in the form attached hereto as EXHIBIT J; and (4) an endorsement to the mortgagee title policy therefor reflecting Buyer as the insured owner of the Rancho Downey Loan.

         (k)  An executed counterpart of the Registration Rights Agreement.

         (l) An executed counterpart of the Amended and Restated Excepted Holder Agreement.

    13. DEPOSITS BY BUYER. Buyer shall deposit with Escrow Holder (a) the Acquisition Common Stock for the Rancho Downey Loan (if applicable) and for the Properties being acquired at the Closing in question, taking into account a deduction for the aggregate of the security deposit and/or prepaid rent by tenants, and such other adjustments resulting from the prorations conducted pursuant hereto (except to the extent that Seller has elected to pay any net prorations in cash, which Seller may elect to do), (b) the Opinion, (c) an executed counterpart of the Registration Rights Agreement, (d) on executed counterpart of the Amended and Restated Excepted Holder Agreement, and (e) a Certification Regarding Withholding in the form attached hereto as EXHIBIT G-2. In addition, at least two (2) business days prior to the scheduled Closing Date, Buyer shall execute and acknowledge (where appropriate) and deposit with Escrow Holder for delivery to Seller upon the Close of Escrow a counterpart of the Assignment of Leases and the General Assignment as to the Properties being acquired at such Closing.

    14. COSTS AND EXPENSES. The cost and expense of the Title Policy attributable to standard coverage shall be paid by Seller, and Buyer shall pay for the cost and expense of the Title Policies attributable to ALTA extended coverage and for any endorsements requested by Buyer. The escrow fee of Escrow Holder, if any, shall be shared equally by Seller and Buyer; provided, however, that if the Close of Escrow has not occurred by the Closing Date by reason of a default hereunder, the defaulting party shall bear all Escrow cancellation charges. Seller and Buyer shall each pay one-half of all documentary transfer and other taxes and recording fees payable in connection with the recordation of the Deeds. All other costs and expenses for each respective Property shall be allocated between Buyer and Seller in accordance with customary practice in the county in which such Property is located.

    15. PRORATIONS. The following items shall be prorated by Escrow Holder as of the Close of Escrow with respect to each Property acquired by Buyer hereunder:

         (a) Real property taxes with respect to the Land and Improvements and personal property taxes based upon the latest available tax information shall be prorated to the Close of Escrow, taking into account the obligation, if any, of tenants holding under the Leases to pay such taxes.

         (b) Rents and other receivables under the Leases (collectively, "RENTS") shall be accounted for as follows:

              (1) Rents due and payable in the month of the Close of Escrow shall be prorated between Buyer and Seller on the basis of the actual Rents collected by Seller for such month.

              (2) Rents and other charges which at Closing are past due (the "DELINQUENT RENTS") shall be collected and applied as follows: For a period of thirty (30) days after the Closing, Buyer shall use reasonable efforts to collect Delinquent Rents. Rents and other amounts received by Buyer from a tenant owing Delinquent Rent shall be applied: (A) first, to rents attributable to any period after the Closing which are past due on the date of receipt, and (B) then, to Delinquent Rents, which Buyer shall promptly remit to Seller. If within thirty (30) days after the Close of Escrow Buyer has not collected all Delinquent Rents, Seller shall have the right to attempt to collect such Delinquent Rents using all remedies available to Seller at law or in equity; provided, however, that Seller shall not cause any Lease to be terminated in Seller's efforts to collect Delinquent Rents.

              (3) Buyer shall be credited and Seller shall be charged with any security deposit or advance rentals in the nature of security deposits made by tenants under the Leases, except to the extent previously applied by Seller in accordance with the applicable Lease.

         (c) Utilities, services and operating expenses with respect to the Land and the Improvements shall be prorated to the Close of Escrow based upon the latest available information taking into account the obligation of tenants under the Leases to pay such utility, services and operating expenses.

         (d) Premiums for casualty and liability insurance shall not be prorated as Buyer will be obtaining its own such insurance upon the Close of Escrow.

         (e) Interest (at the current pay rate, and not the accrual rate) on the Rancho Downey Loan shall be prorated at the Closing thereof.

         (f) If a Closing occurs other than at the beginning of a calendar quarter, Seller shall agree to pay to Buyer at the end of such calendar quarter an amount, such that when Seller receives the dividend on the Acquisition Common Stock received at such Closing for such calendar quarter (which dividend shall be paid to Seller regardless of the date during the calendar quarter on which the Acquisition Common Stock is issued to Seller), the difference between the amount of the dividend and the amount so paid is equal to the pro-rated amount the Seller would have received if such dividend were payable only for the actual time during such calendar quarter that Seller owned such Acquisition Common Stock.

         If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof.

    16.  DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER.

         (a) Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

              (1)  Deliver the Title Policies to Buyer.

              (2)  Disburse the Acquisition Common Stock to Seller.

              (3) Cause the Deeds to be recorded in the Official Records of the county in which the respective Land is situated, and at the Closing of the acquisition of the Rancho Downey Loan, cause to be recorded the Assignment of Note and Liens in the county where the Rancho Downey Property is located.

         (b) Upon confirmation of recordation of the Deeds, Escrow Holder shall:

              (1) Deliver the Leases, Bill of Sale, General Assignment, Certification Regarding Withholding, and a counterpart of the Assignment of Leases executed by Seller for each Property being transferred at the Closing in question to Buyer, and, at the Closing therefor, deliver to Buyer the endorsed original Rancho Downey Note, the other Rancho Downey Loan Documents, and the Assignment of Note and Liens.

              (2) Deliver a counterpart of the Assignment of Leases, Registration Rights Agreement, the Amended and Restated Excepted Holder Agreement, and General Assignment executed by Buyer to Seller, together with an original copy of the Opinion and the Certificate of Withholding executed by Buyer.

              (3) Mail the approved form of letter to the tenants advising them of this transaction.

              (4) Deliver to both Buyer and Seller copies of all documents delivered to either party hereto or recorded pursuant to this Agreement.

    17. DAMAGE OR CONDEMNATION PRIOR TO CLOSING. Seller shall promptly notify Buyer of any casualty damage to any Property or the Rancho Downey Property or any condemnation proceeding proposed or commenced prior to the Close of Escrow with respect to any Property or the Rancho Downey Property.

         (a) If such casualty or proceeding results or may result in a material reduction in the value of a Property, which for purposes of this Agreement shall mean a reduction of more than five percent (5%) of the allocated Purchase Price for such Property (as provided on EXHIBIT A), then Buyer may, at its option: (1) terminate this Agreement with respect to such Property, in which event this Agreement shall continue to be in effect with respect only to those Properties for which Buyer has not terminated this Agreement (subject to Section 41), or (2) continue this Agreement in effect, in which event upon the Close of Escrow there shall be credited to the Purchase Price the amount of any deductible and any uninsured portion of the loss in question (for a casualty) and Buyer shall be fully entitled to all insurance proceeds available under Seller's insurance policies, or (for a condemnation) Seller shall assign to Buyer any compensation, award or other payment or relief Seller has received or is entitled to receive resulting from such condemnation.

         (b) If such casualty or proceeding does not constitute or threaten a material reduction in the value of a Property, then Buyer shall accept such Property in its then condition and proceed with Closing, in which case Buyer shall be entitled to a reduction of the Purchase Price in the amount of any deductible and any uninsured portion of the loss in question, and Buyer shall be entitled to receive any insurance proceeds, compensation, award or other payment or relief Seller has received or is entitled to receive resulting from such casualty or condemnation.

         (c) Notwithstanding Section 17.(a) or 17.(b) above, if any casualty or condemnation would give any tenant of any Property that occupies 25% or more of such Property the right to terminate or materially modify its Lease, or to abate any payment of rent or other charges due under its Lease that is not fully covered by valid insurance that will be available to Buyer, then Buyer shall have the right to terminate this Agreement with respect to such Property, in which event this Agreement shall continue to be in effect with respect only to those Properties for which Buyer has not terminated this Agreement (subject to Section 41).

         (d) If any casualty or condemnation occurs with respect to the Rancho Downey Property and the reduction in value meets the threshold set forth in
Section 17.(a) or in 17.(c), then Buyer shall have the rights set forth in such Sections with respect to the Rancho Downey Loan.

    18. PARTIAL INVALIDITY. If any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

    19. ATTORNEYS' FEES. In the event of the bringing of any action or suit by a party hereto against another party hereto by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or dispute, whether by final judgment or out-of-court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees.

    20. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent by telecopy or via a reliable overnight courier service, and shall be deemed received upon the earlier of: (1) if delivered personally or via overnight courier, the date of delivery to the address of the person to receive such notice, (2) if mailed, upon the date of receipt as disclosed on the return receipt, (3) if telecopied, the date of receipt as disclosed by the transmission record .

    To Buyer:           Meridian Industrial Trust, Inc.
                        455 Market Street, 17th Floor
                        San Francisco, CA  94105
                        Attn:  Robert A. Dobbin
                        Telecopy:  415-284-2840

    With a copy to:     Vinson & Elkins L.L.P.
                        2001 Ross Avenue, Suite 3700
                        Dallas, Texas 75201
                        Attn:  Philip D. Weller
                        Telecopy:  214-999-7738

    To Seller:          Ameritech Pension Trust
                        c/o Ameritech Corporation
                        225 West Randolph, HQ13A
                        Chicago, Illinois  60606
                        Attn: Director of Real Estate Investments
                        Telecopy:  312-609-0231

    With a copy to:     Winston & Strawn
                        35 West Wacker Drive
                        Chicago, Illinois  60601
                        Attn:  Andrew J. McDonough
                        Telecopy:  312-558-5700

    To Escrow Holder:   Chicago Title Insurance Company
                        350 North St. Paul Street, Suite 250
                        Dallas, Texas 75201
                        Attn:  Scott Sargeant
                        Telecopy:  214-720-1047
                        Escrow No.:___________________

         and            Chicago Title Insurance Company
                        171 N. Clark Street
                        Chicago, Illinois  60601
                        Attn:  Sharon Sayre
                        Telecopy: 312-223-5888
                        Escrow No.:___________________

Notice of change of address shall be given by written notice in the manner detailed in this section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

    21. BROKERS. Buyer and Seller each represent and warrant to the other that no broker or finder has been engaged by it in connection with the transaction contemplated by this Agreement. In the event of any such additional claims for brokers' or finders' fees for the consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The foregoing indemnities shall survive the Close of Escrow or any termination of this Agreement.

    22. SURVIVAL. Except as expressly set forth herein, the covenants, agreements, representations and warranties of both Buyer and Seller set forth in this Agreement shall survive any investigation of the parties, the recordation of the Deed and the Close of Escrow, except that the representations and warranties made by Buyer in Section 7 and Seller in Section 8, respectively, shall survive the Close of Escrow for a period of one year after the last Closing Date hereunder.

    23. REQUIRED ACTIONS OF BUYER AND SELLER. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their good faith to accomplish the Close of Escrow in accordance with the provisions hereof.

    24. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

    25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

    26. CAPTIONS. Any captions to, or headings of, the sections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

    27. NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

    28. EXHIBITS. The exhibits attached hereto are hereby incorporated herein by this reference.

    29. AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

    30. WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

    31. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

    32. FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

    33. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party, shall be of any effect unless it is in writing and executed by the party to be bound thereby.

    34. SUCCESSORS AND ASSIGNS. This Agreement and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Neither party hereto shall assign its rights or obligations hereunder without the prior written consent of the other which may be granted or withheld in such party's absolute discretion. Seller agrees that Buyer may direct that title to certain of the Properties be taken directly from Seller by certain affiliates of Buyer.

    35. DEFAULT. If any of Seller's or Buyer's representations and warranties contained herein shall not be materially true and correct, or if Seller or Buyer shall have materially failed to perform any of the covenants and agreements contained herein to be performed by it within the time for performance as specified herein, the other party may either: (1) terminate its obligations under this Agreement with respect to those Properties as to which Closing has not occurred by written notice to the other party with a copy to Escrow Holder, and recover its actual damages incurred as a result of such default, or (2) obtain specific performance of this Agreement and all reasonable costs incurred in so doing.

    36. COMPUTATION OF PERIODS. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and national holidays, unless the period of time specifies business days; provided, however, that if the date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or national holiday, such act or notice may be timely performed on the next succeeding day which is not a Saturday, Sunday or a national holiday.

    37.  INDEMNIFICATION OF ESCROW HOLDER.

         (a) If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof, except for losses or expenses which may arise from Escrow Holder's negligent or willful misconduct. If conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the parties expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

         (b) Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow Holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement.

    38. BUYER'S AUDIT RIGHTS. Seller acknowledges that Buyer is required to have audits performed of the records of the Properties acquired by Buyer. Accordingly, for the period from the Opening of Escrow through December 31 of the calendar year following the Closing Date, upon fifteen (15) days advance written notice from Buyer, Seller agrees to use all commercially reasonable efforts to make available to Buyer's independent accountants those items respecting the Properties described in EXHIBIT H attached hereto. The obligations of Seller under this section shall survive the Closing.

    39. CONFIDENTIALITY. Buyer and Seller each agree that it will (a) use its best efforts to keep confidential (except for such disclosure to attorneys, bankers, underwriters, fiduciaries, managers, agents, independent contractors, and employees as may be appropriate in the furtherance of this transaction or as required by law) all information of a confidential nature obtained by it from the other (including the terms of this Agreement and the identity of Buyer and Seller) in connection with the transaction contemplated hereby and (b) return to the other all documents and other materials obtained from the other in connection herewith should this Agreement be terminated. No party hereto will issue any press release or make any other public announcement relating to the transaction contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law (including without limitation the federal securities laws) or stock exchange rules and regulations if such party determines in good faith that it is appropriate to do so and gives prior notice to the other party hereto, and affords to the other party a reasonable opportunity to comment on the proposed disclosure and will make a commercially reasonable effort to incorporate any comments or requested revisions.

    40. MARKETING. In order to induce Buyer to undertake the considerable effort and to incur the major expenses associated with the transaction contemplated hereby, during the term of this Agreement as to Group A; as to Group B, until such time (if ever) as the Group C Notice is given; and as to Group C, after the Group C Notice is given, Seller shall not and shall cause the trustees, officers, directors, and employees of Seller not to, (a) solicit, initiate, or encourage the submission of proposals or offers from any other person or entity for, or enter into any agreement or arrangement relating to, the purchase of the Properties or any portion thereof or (b) participate in any negotiations regarding, or, except as required by legal process, furnish to any other person or entity any information with respect to or in contemplation of, the purchase of the Properties or any portion thereof. Notwithstanding the foregoing provisions of this Section 40, Seller shall have the right to discuss and negotiate the possible sale of the Group B Properties prior to the giving of the Group C Notice if such discussions or negotiations are conducted with a party which is then negotiating for the purchase of the Group C Properties and the basis for such discussions or negotiations is the possible sale of the Group B Properties to such party if the Group C Properties are to be sold to Buyer pursuant to this Agreement.

    41. TERMINATION. Notwithstanding anything to the contrary, if Buyer terminates this Agreement as to certain Properties pursuant to its rights to do so pursuant to Sections 4, 5 (but only with respect to a Major Environmental Matter), 6 or 17 and such Properties represent more than 20% of the total rentable square feet of all the Properties in (1) Group A and Group B, aggregated (if the Group C Notice has not been given) or, (2) Group A and Group C (if the Group C Notice has been given and the Closing of the Group A sale has not occurred), or (3) Group C (if the Group C Notice has been given and the Closing of the Group A sale has occurred) and more than 20% of the Budgeted NOI of such group or groups of Properties, then Seller or Buyer may elect to terminate this Agreement (as to Properties as to which Closing has not occurred) by delivering written notice to the other within ten (10) days after Seller receives the notice from Buyer terminating this Agreement as to a Property so as to cause the foregoing threshold to be reached, in which event the parties hereto shall have no further duties or liabilities hereunder; provided, however, that Buyer shall have a period of ten (10) days after receipt of any such notice from Seller in which to elect to withdraw one or more of its notices of termination as to such Properties, such that Seller and Buyer would no longer have the right to terminate this Agreement pursuant to this Section 41, and if Buyer does so withdraw a sufficient number of its termination notices, then Seller shall be deemed to have withdrawn its notice of termination given pursuant to this Section 41. In addition to Buyer's other rights hereunder, if at the applicable Closing Date there is any default in respect of any payments due with respect to the

Rancho Downey Loan, Buyer may terminate this Agreement as to the Rancho Downey Loan only, and this Agreement shall remain in effect as to the Properties, and such termination shall not be considered in determining if the threshold set forth in this Section 41 has been reached. For purposes of the calculations provided in this Section 41, the Rancho Downey Property shall be deemed to be a Property and one of the Properties.

    42. RESTRICTION ON TRANSFER OF ACQUISITION COMMON STOCK. In consideration of the benefits to be received by Seller hereunder, Seller hereby agrees and acknowledges Seller shall not transfer any shares of Acquisition Common Stock to be received by Seller hereunder for a period of ninety (90) days after the Closing Date.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:                       MERIDIAN INDUSTRIAL TRUST, INC.,
                             a Maryland corporation


                              By: /s/ Dennis D. Higgs
                                 -------------------------------
                              Name:   Dennis D. Higgs
                                   -----------------------------
                              Title:  Exec. Vice President
                                   -----------------------------


SELLER:                      AMERITECH PENSION TRUST,

                             By:  State Street Bank and Trust Company,
                                  as Trustee


                                   By: /s/ John J. Muir
                                     ---------------------------
                                   Name:   John J. Muir
                                        ------------------------
                                   Title:  Vice President
                                        ------------------------


ESCROW HOLDER APPROVES THE ESCROW
PROVISIONS AND SPECIFIC INSTRUCTIONS
TO ESCROW HOLDER SET FORTH IN THE
FOREGOING AGREEMENT AND AGREES TO
ACT IN ACCORDANCE THEREWITH.

CHICAGO TITLE INSURANCE COMPANY


By: /s/ Stephanie Impson
       ----------------
       Stephanie Impson, Authorized Agent



Date:  June 10, 1997

                                    SCHEDULE 1(b)

                                       GROUP A


    CONVEYING ENTITY                        PROPERTY NAME                                ADDRESS
    ----------------                        -------------                                -------
Apt Cabot Illinois, Inc.               IDG Building                                 80 Internationale Blvd.
                                                                                    Glendale Heights, IL

                                       Timber Court                                 3 Timber Court Bolingbrook, IL

APT Cabot California II, Inc.          General Motors                               3200 Enterprise Street
                                                                                    Brea, CA

                                       First Street                                 2711 N. First Street
                                                                                    San Jose, CA

                                       RK Distribution                              1051 S. Rockefeller
                                                                                    Ontario, CA

                                       Tab Brockway                                 114400 Pacific Avenue
                                                                                    Fontana, CA

                                       TYC Industries                               14821 North Northam Street
                                                                                    LaMirada, CA

                                       Vans Distribution                            19545 E. San Jose Avenue
                                                                                    Los Angeles, CA

APT Cabot Arizona II, Inc.             Tech Plastic                                 470 West Vaughn
                                                                                    Tempe, AZ

APT Barrington, Inc.                   Barrington Business Park                     2550 Barrington Court
                                                                                    Hayward, CA

APT Realty Holding #5, Inc.            Phantom Drive                                5463 Phantom Drive
                                                                                    St. Louis, MO

Fremont Rancho, Ltd.                   Rancho Business Center                       7700 Imperial Highway
                                                                                    Downey, CA

                                                                                    12707 Rives Avenue
                                                                                    Downey, CA

                                                                                    7711 Amigos Avenue
                                                                                    Downey, CA

                                                                                    7373 Flores Avenue
                                                                                    Downey, CA


                                       GROUP B

    CONVEYING ENTITY                        PROPERTY NAME                                ADDRESS
    ----------------                        -------------                                -------
APT IND/APTS Realty, Inc.              Abitibi Price                                1701 Timberlake Drive
                                                                                    Arlington, TX

                                       Airborne                                     2800 E. Plano Parkway
                                                                                    Plano, TX

                                       Burnham Services                             8865 Utica Avenue
                                                                                    Rancho Cucamonga, CA

                                       Climatic                                     1505 Valwood Parkway
                                                                                    Carrollton, TX

                                       Dircks Building                              4440 E. Elwood Street
                                                                                    Phoenix, AZ

                                       Fisher Price                                 500 S. Dupont Street
                                                                                    Ontario, CA

                                       Northern Auto                                7000 W. Latham Street
                                                                                    Phoenix, AZ

                                       Prime Paper                                  11195 Eucalyptus Street
                                                                                    Rancho Cucamonga, CA

                                       Skyway Freight                               2022 McKenzie Drive
                                                                                    Carrollton, TX

                                       Southwire                                    10425 Plano Road
                                                                                    Dallas, TX

                                       Sports Supply                                13700 Benchmark Drive
                                                                                    Farmers Branch, TX


                                       GROUP C


    CONVEYING ENTITY                        PROPERTY NAME                                ADDRESS
    ----------------                        -------------                                -------
APT Harvest, Inc.                      Harvest Business Park                        6242-6250 S. 196th Street
                                                                                    Kent, WA

                                                                                    6403-6417 S. 194th Street
                                                                                    Kent, WA

                                                                                    6402-6514 S. 196th Street
                                                                                    Kent, WA

APT Penn James, Inc.                   Penn James                                   9201 Penn Avenue South
                                                                                    Minneapolis, MN

                                                                                    9208 James Avenue South
                                                                                    Minneapolis, MN

APT Corporate Square, Inc.             Corporate Square                             990 Apollo Road
                                                                                    Egan, MN

                                                                                    1000 Apollo Road
                                                                                    Egan, MN

                                                                                    3110 Neil Armstrong Blvd.
                                                                                    Egan, MN

                                                                                    3160 Neil Armstrong Blvd.
                                                                                    Egan, MN

                                                                                    Northwestern Warehouse
                                                                                    Egan, MN

APT Ardenwood, Inc.                    Ardenwood                                    6453 Kaiser Drive
                                                                                    Fremont, CA

                                                                                    6505 Kaiser Drive
                                                                                    Fremont, CA

                                                                                    6007 Kaiser Drive
                                                                                    Fremont, CA

                                                                                    34551 Ardenwood Blvd.
                                                                                    Fremont, CA

APT Fairway, Inc.                      Fairway Drive                                1540 Fairway Drive
                                                                                    (Bldg. 1, 2, 3)
                                                                                    San Leandro, CA


                                    SCHEDULE 7(c)

                                    CAPITALIZATION


    The Buyer's obligations set forth in the letter agreement dated December 29, 1995, between the Buyer and Ameritech Pension Trust.

    The Buyer's obligations set forth in that certain letter agreement dated May 5, 1997 between the Buyer and The Prudential Insurance Company of America.

                                    SCHEDULE 7(d)

                       CONFLICTING AGREEMENTS AND OTHER MATTERS


    Consent of holders of the Company's Series B Preferred Stock pursuant to
Section 5.4.(d) of the Stock Purchase Agreement dated December 29, 1995, among the Buyer, Harris Trust & Savings Bank as Trustee for Ameritech Pension Trust, and OTR, an Ohio general partnership acting on behalf of and as nominee for the State Teachers Retirement Board of Ohio.

    Consent of Lenders under Second Amended and Restated Revolving Credit Agreement dated April 21, 1997 among Buyer, the First National Bank of Boston as Agent and the other Banks party to such Agreement to the Buyer's investment in the Rancho Downey Loan.

                                    SCHEDULE 7(s)

                                     SUBSIDIARIES

1.  EBP 1, LTD.

    -    Form of entity: Texas limited partnership

    -    Ownership
         (a)  General Partner:
              - MIT Unsecured, Inc., a wholly-owned corporate subsidiary of MIT, is the sole general partner with a 1% interest.

         (b)  Limited Partners:
              - MIT-ULP, Inc., a wholly-owned corporate subsidiary of MIT, holds a 49% limited partnership interest.
              - DFW Fund - Enterprise Business Park Associates, L.P. (which is not affiliated with MIT) holds a 50% limited partnership interest.

    - Future cash requirements: MIT will be supplying funds to complete the Partnership's development project by means of a construction loan to the partnership from the general partner.


2.  EBP 2, LTD.

    -    Form of entity: Texas limited partnership

    -    Ownership
         (1)  General Partner:
              - MIT Unsecured, Inc., a wholly-owned corporate subsidiary of MIT, is the sole general partner with a 1% interest.

         (2)  Limited Partners:
              - MIT-ULP, Inc., a wholly-owned corporate subsidiary of MIT, holds a 49% limited partnership interest.
              - DFW Fund - Enterprise Business Park Associates, L.P. (which is not affiliated with MIT) holds a 50% limited partnership interest.

    - Future cash requirements: MIT will be supplying funds to complete the Partnership's development project by means of a construction loan to the partnership from the general partner.


3.  MDN-JSC LIMITED PARTNERSHIP

    -    Form of entity: California limited partnership

    -    Ownership
         (1)  General Partner:
              - MJV IV Corp., a wholly-owned corporate subsidiary of MIT, holds a 1% general partnership interest.
              - Jackson-Shaw/Florida, Inc. (which is not affiliated with MIT) holds a 1% general partnership interest.

         (2)  Limited Partners:
              -    MIT holds an 85% limited partnership interest.
              - Jackson-Shaw/FOCP Limited Partnership (which is not affiliated with MIT) holds a 13% limited partnership interest.


4.  MERIDIAN OHIO LIMITED PARTNERSHIP

    -    Form of entity: Delaware limited partnership

    -    Ownership
         (1)  General Partner:
              - MJV III Corp., a wholly-owned corporate subsidiary of MIT, holds a 1% general partnership interest.
              - Ohio MDN, a Delaware corporation that is not affiliated with MIT, holds a 1% general partnership interest.

         (2)  Limited Partners:
              -    MIT holds an 19% limited partnership interest.
              - OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers' Retirement Board of Ohio (which is not affiliated with MIT) holds a 79% limited partnership interest.

                                      EXHIBIT A

                                       GROUP A

                                                                                                     1997
    PROJECT                  SQUARE                                                                BUDGETED
     NAME                     FEET               ADDRESS                       LOCATION              NOI
     ----                     ----               -------                       --------              ---
First Street                  74,621        2711 N. First Street          San Jose, CA             582,000

General Motors               132,000        3200 Enterprise St.           Brea, CA                 393,000

IDI Building                 135,526        80 Internationale Blvd.       Glendale Heights, IL     656,000

RK Distribution              133,775        1051 S. Rockefeller           Ontario, CA              385,000

Tab Brockway                 136,260        114400 Pacific Avenue         Fontana, CA              495,000

Tech Plastic                  60,633        470 West Vaughn               Tempe, AZ                216,000

Timber Court                 320,722        3 Timber Court                Bolingbrook, IL         1,124,000

TYC Industries                70,756        14821 North Northam Street    LaMirada, CA             284,000

Vans Distribution            126,720        19545 East San Jose Ave.      City of Industry,        373,000
                                                                          (Los Angeles), CA
                          -----------------------------------------------------------------------------------

Barrington Business Park     203,315        2550 Barrington Court         Hayward, CA              828,413

Phantom Drive Bldg.          127,000        5463 Phantom Drive            St. Louis, MO            266,373

Rancho Downey-Part Loan      623,571        7700 Imperial Highway         Downey, CA                 N/A

                                            12707 Rives Avenue            Downey, CA

                                            7711 Amigos Avenue            Downey, CA

                                            7373 Flores Avenue            Downey, CA
                          -----------------------------------------------------------------------------------

                           2,144,541
                           ---------
                           ---------
                                                    # OF
    PROJECT                                        COMMON       ADVISORY
     NAME                       PRICE              SHARES         FUND
     ----                       -----              ------         ----
First Street                $ 6,466,667           325,023       Cabot II

General Motors                4,366,667           219,475       Cabot II

IDI Building                  7,288,889           366,349       Cabot II

RK Distribution               4,277,778           215,007       Cabot II

Tab Brockway                  5,500,000           276,437       Cabot II

Tech Plastic                  2,400,000           120,627       Cabot II

Timber Court                 12,488,889           627,709       Cabot II

TYC Industries                3,155,556           158,603       Cabot II

Vans Distribution             4,144,444           208,305       Cabot II
                          -------------------------------------------------

Barrington Business Park      9,204,589           462,635       RREEF II

Phantom Drive Bldg.           2,959,700           148,759       RREEF II

Rancho Downey-Part Loan     $21,500,000          1,080,619      RREEF II

                                      EXHIBIT A

                                       GROUP B

                                                                                                     1997
    PROJECT                  SQUARE                                                                BUDGETED
     NAME                     FEET               ADDRESS                       LOCATION              NOI
     ----                     ----               -------                       --------              ---
Abitibi Price                227,120        1701 Timberlake Dr.           Arlington, TX            331,000

Airborne                     144,000        2800 East Plano Pkwy.         Plano, TX                443,000

Burnham Services             177,744        8865 Utica Ave.               Rancho Cucamonga, CA     516,000

Climatic                      83,200        1505 Valwood Pkwy.            Carrollton, TX           285,000

Dircks Building              158,000        4440 E. Elwood Street         Phoenix, AZ              625,000

Fisher Price                 275,169        500 S. Dupont St.             Ontario, CA              903,000

Northern Auto                274,000        7000 W. Latham St.            Phoenix, AZ              735,000

Prime Paper                  125,952        11195 Eucalyptus St.          Rancho Cucamonga, CA     299,000

Skyway Freight               155,496        2022 McKenzie Dr.             Carrollton, TX           452,000

Southwire                    156,600        10425 Plano Rd.               Dallas, TX               439,000

Sports Supply                180,841        13700 Benchmark Dr.           Farmers Branch,          531,000
                                                                          TX
                           1,960,268
                           ---------
                           ---------
                                                    # OF
    PROJECT                                        COMMON       ADVISORY
     NAME                       PRICE              SHARES         FUND
     ----                       -----              ------         ----
Abitibi Price                $3,677,778          184,850        Cabot I

Airborne                      4,992,222          247,398        Cabot I

Burnham Services              5,733,333          288,165        Cabot I

Climatic                      3,166,667          159,161        Cabot I

Dircks Building               6,944,444          349,037        Cabot I

Fisher Price                 10,33,333           504,289        Cabot I

Northern Auto                 8,166,667          410,468        Cabot I

Prime Paper                   3,322,222          166,979        Cabot I

Skyway Freight                5,022,222          252,424        Cabot I

Southwire                     4,877,778          245,164        Cabot I

Sports Supply                 5,900,000          296,542        Cabot I

                                      EXHIBIT A

                                       GROUP C

                                                                                                     1997
    PROJECT                  SQUARE                                                                BUDGETED
     NAME                     FEET               ADDRESS                       LOCATION              NOI
     ----                     ----               -------                       --------              ---
*Harvest Business Park         192,000      6242-6250 S. 196th Street     Kent, WA                $  375,000

                                            6403-6417 S. 194th Street     Kent, WA

                                            6402-6514 S. 196th Street     Kent, WA

Penn James                     215,606      9201 Penn Avenue South        Minneapolis, MN            788,000

                                            9208 James Avenue South       Minneapolis, MN

Corporate Square               526,716      990 Apollo Road               Egan, MN                 1,453,000

                                            1000 Apollo Road              Egan, MN

                                            3110 Neil Armstrong Blvd.     Egan, MN

                                            3160 Neil Armstrong Blvd.     Egan, MN

                                            Northwestern Warehouse        Egan, MN

**Ardenwood                    295,657      6453 Kaiser Drive             Fremont, CA              1,442,000

                                            6505 Kaiser Drive             Fremont, CA

                                            6007 Kaiser Drive             Fremont, CA

                                            34551 Ardenwood Blvd.         Fremont, CA

Fairway Drive                  175,324      1540 Fairway Drive            San Leandro, CA            753,000
                                            (Bldg. 1, 2, 3)
                             ---------                                                             ----------

                             1,405,303
                             ---------

                                                      *Alternate price if Harvest                    756,000
                                                      Business Park Loan paid off

                                                      **Alternate price if Ardenwood               2,226,000
                                                      Loan paid off
                                                    # OF
    PROJECT                                        COMMON       ADVISORY
     NAME                       PRICE              SHARES         FUND
     ----                       -----              ------         ----
*Harvest Business Park      $ 4,166,667           209,422        AMB II

Penn James                    8,755,556           440,066        AMB II

Corporate Square             16,144,444           811,442        AMB II

**Ardenwood                  16,022,222           805,299        AMB II

Fairway Drive                 8,366,667           420,520        AMB II
                          --------------------------------------------------


*Alternate price if Harvest   8,400,000           422,195
Business Park Loan paid off

**Alternate price if         24,733,333         1,243,131
Ardenwood Loan paid off

                                      EXHIBIT B


                                    DOCUMENT LIST

                               DUE DILIGENCE DOCUMENTS


    1. Copies of all leases and amendments thereto affecting the Properties, together with any side letters or other agreements pertaining to such lease.

    2. Copies of all certificates of occupancy, licenses and permits pertaining to the Properties in Seller's possession.

    3.   A current rent roll prepared by Seller indicating:

         (a)  The name of each tenant of each respective Property.

         (b) The amount of each security deposit from each tenant; the amount of rent and reimbursable expenses paid and to be paid by each tenant; and the amount and date of the next scheduled rent increase.

         (c) The portion of the improvements and the approximate total of square footage occupied by each tenant.

         (d)  The commencement and termination dates of each lease.

         (e)  All renewal, expansion, and similar rights afforded thereby.

         (f) The amount of any discounts, rebates, rental concessions, brokerage commissions, and other items payable thereunder in connection therewith.

         (g) Expense stop or base year for passing through of operating expenses.

         (h) Any provision for amortization of tenant improvement cost separately from rent.


         (i) Any periods of free rent or any lease buy-out arrangements with respect to other leases.

         (j)  Any cancellation, termination or other similar rights.

    4.   Copies of all tenant financial statements in Seller's possession.

    5. Copies of all tax statements or bills for the Properties in Seller's possession for all real estate and personal property taxes for the prior twelve (12) months.

    6. A schedule reflecting the income from and expenses of the operation of the Properties for the preceding three (3) years through the end of the month immediately preceding the date of the purchase agreement.

    7. A schedule of all Seller's personal property used in the operation of the Properties.

    8. Copies of all soils, geotechnical, environmental, engineering and building inspection reports and all architectural drawings (including "as builts") pertaining to the Properties in Seller's possession or control.

    9. A schedule of any and all actions, suits, and legal or administrative proceedings affecting the Properties.

    10. Copies of any and all current service contracts, agreements or other documents affecting or relating to the Properties in Seller's possession or control.

    11. The Rancho Downey Note and all other Rancho Downey Loan Documents (copies of which shall be delivered to Buyer for examination as opposed to being made available).

    12. Copies of the promissory notes, mortgages, and all other documents executed as evidence of, as security for, or otherwise in connection with the Harvest Business Park Loan and the Ardenwood Loan (copies of which shall be delivered to Buyer for examination as opposed to being made available).

                                      EXHIBIT C

                             TENANT ESTOPPEL CERTIFICATE


         ____________________________ ("TENANT") hereby certifies as follows:

    1. The undersigned is the Tenant under that certain lease dated ____________, 199__, (the "LEASE") executed by _____________________
("LANDLORD") as Landlord, and the undersigned as Tenant respecting those certain premises located at ___________________________ (the "PREMISES"). True and correct copies of the Lease and all amendments, modifications and supplements thereto are attached hereto as SCHEDULE 1.

    2. Pursuant to the Lease, Tenant has paid to Landlord a deposit of $________; the commencement date of the Lease is ______________; the expiration date of the Lease is _______________; the fixed annual minimum rent is $____________; the next rental payment in the amount of $____________ is due on _______________; prepaid rent in the amount of $___________ has been paid for the month of __________________________.

    3. Pursuant to the Lease, Tenant is obligated to reimburse Landlord for its percentage share of all real property taxes, operating expenses, common area maintenance and insurance expenses affecting the project of which the Premises are a part, which percentage share is equal to ____________ percent.

    4. The Lease is in full force and effect, and there are no amendments, modifications or supplements thereto, whether oral or written, except as follows:
_________________________________________________________________
________________________________________________________________.

    5. Tenant has accepted and taken possession of the Premises and is in occupancy thereof; and Tenant is not aware of any defects in the Premises or in the building of which the Premises are a part, except as follows:_______________
________________________________________________________________________________
________________________________________________________________________________

    6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease; Tenant has accepted and taken possession of the Premises and is in occupancy thereof; and Tenant is not aware of any defects in the Premises or in the building of which the Premises are a part.

    7. Landlord has satisfied all commitments made to induce Tenant to enter into the Lease, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, and there are no existing defenses which the undersigned has against the full enforcement of the Lease by Landlord, except as follows:______________________________________________________________
________________________________________________________________________________

    8. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises, except as follows:________________
________________________________________________________________________________
________________________________________________________________________________

    9. There are no offsets or credits against rentals payable under the Lease, and no free periods of rent or other concessions have been granted to Tenant, except as follows:______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    10. Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space within the building of which the Premises are a part, nor any preferential right to purchase all or any part of the property of which the Premises are a part, except as follows:



    This certificate has been given to Buyer with the understanding that Buyer will rely hereon in connection with the acquisition of the property of which the Premises constitutes a part. The individual executing this instrument hereby personally certifies that he or she is duly authorized to sign, acknowledge and deliver this Estoppel Certificate to Buyer.

TENANT:                           -------------------------,
                                  a
                                   --------------------------


                                   By:
                                     -------------------------------------
                                   Name:
                                       -----------------------------------
                                   Title:
                                        ----------------------------------
                                   Date:
                                       -----------------------------------

                                      EXHIBIT D

                                 ASSIGNMENT OF LEASES


    THIS ASSIGNMENT OF LEASES ("ASSIGNMENT") is executed as of
___________________, 199__, by and between _________________, a _______________
___________________ ("ASSIGNOR"), and MERIDIAN INDUSTRIAL TRUST, INC., a ______
_________________________ ("ASSIGNEE").

                                      RECITALS:

    A. Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on SCHEDULE 1 attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the "PROPERTY" ) pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of _________________, 1997, by and between State Street Bank and Trust Company as Trustee for Ameritech Pension Trust, as "SELLER" and Assignee, as "BUYER" (the "AGREEMENT") .

    B. Assignor is the landlord under certain leases (collectively, "LEASES"), which Leases Assignor has agreed to assign to Assignee, and Assignee has agreed to assume upon its purchase of the Property. The Leases and the security deposits ("SECURITY DEPOSITS") with respect to such Leases are more particularly described on SCHEDULE 2 attached hereto and incorporated herein.

    NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. ASSIGNMENT AND ASSUMPTION. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor in and to the Leases, and Assignee hereby accepts said assignment and assumes all of Assignor's obligations, duties and responsibilities under the Leases commencing on the Close of Escrow (as defined in the Agreement) and the transfer of the Property to Assignee.

    2. INDEMNIFICATION. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities to the extent arising out of or relating to the Leases, prior to the Close of Escrow. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligations and liabilities to the extent arising out of or relating to the Leases, from and after the Close of Escrow.

    3. SUCCESSORS AND ASSIGNS. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

    4. GOVERNING LAW. This Assignment shall be construed under and enforced in accordance with the laws of the State of Illinois.

    5. FURTHER ASSURANCES. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and-conveyances, and shall take such further actions as are necessary or desirable to effectuate this Assignment.


    6. ATTORNEYS' FEES; COSTS. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys' fees and costs.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

ASSIGNOR:
                              --------------------------------------

                              By:
                                  ----------------------------------------
                                  ----------------------------------------

                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                        ----------------------------------


ASSIGNEE:                     MERIDIAN INDUSTRIAL TRUST, INC., a Maryland
                              corporation


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                                      EXHIBIT E

                                     BILL OF SALE


    Pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of _______________, 1997, by and between STATE STREET BANK AND TRUST COMPANY AS TRUSTEE FOR AMERITECH PENSION TRUST, ___________________ ("ASSIGNOR"), and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("ASSIGNEE"), and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, convey, transfer, set over and deliver to Assignee all of the personal property ("PERSONAL PROPERTY") described in SCHEDULE 1 attached hereto.

    This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Illinois. Upon the bringing of any action, suit or arbitration by either Assignee or Assignor arising out of this Bill of Sale or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys' fees and costs.

    IN WITNESS WHEREOF, Assignor has executed this Bill of
Sale this __________________, 199_.

ASSIGNOR:                    ---------------------------------

                             By:
                                  ----------------------------------------
                                  ----------------------------------------


                                   By:
                                     -------------------------------------
                                   Name:
                                       -----------------------------------
                                   Title:
                                        ----------------------------------

                                      EXHIBIT F

                          GENERAL ASSIGNMENT AND ASSUMPTION


    THIS GENERAL ASSIGNMENT ("ASSIGNMENT") is executed as of ___________________, 199__, by _________________________, a
__________________________ ("ASSIGNOR"), in favor of MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("ASSIGNEE").

                                      RECITALS:

    A. Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on SCHEDULE 1 attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the "PROPERTY"), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of _______________, 1997, by and between State Street Bank and Trust Company as Trustee for Ameritech Pension Trust, as "SELLER," and Assignee, as "BUYER" (the "AGREEMENT").

    B. Assignor owns and/or holds certain warranties, guaranties, licenses, permits, and other documents and instruments pertaining to the Property, including the contracts and agreements listed on SCHEDULE 2 (the "SERVICE CONTRACTS") which Assignor has agreed to assign to Assignee upon its purchase of the Property.

    C. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor's right, title and interest in and to any and all of the items referred to above and other rights pursuant to the provisions of the Agreement.

    NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

    1. WARRANTIES AND GUARANTIES. Assignor hereby assigns, conveys, transfers and sets over unto Assignee, to the extent assignable, any and all of Assignor's right, title and interest in and to all guaranties, warranties, certificates and agreements from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all personal property, fixtures and improvements located on the Property.

    2. GOVERNMENTAL APPROVALS AND CERTIFICATES. Assignor hereby assigns, transfers, conveys and sets over unto Assignee, to the extent assignable, any and all of Assignor's right, title and interest in and under any zoning, use, occupancy and operating permits, and all other permits, licenses, approvals and certificates to the extent same directly affect the Property.

    3. PLANS, SPECIFICATIONS AND STUDIES. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor's right, title and interest in and to all maps, plans, specifications, studies, reports and related documents prepared in connection with the development, construction and operation of any and all improvements located on the Property.

    4. ASSIGNMENT AND ASSUMPTION. Assignor hereby assigns to Assignee all of Assignor's interest in and to the Service Contracts, and Assignee hereby accepts such assignment and assumes all of Assignor's obligation under the Service Contracts, commencing on the Close of Escrow (as defined in the Agreement).

    5. INDEMNIFICATION. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities to the extent arising out of or relating to the Service Contracts prior to the Close of Escrow. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligation, and liabilities to the extent arising out of or relating to the Service Contracts from and after the Close of Escrow.

    6. GOVERNING LAW. This Assignment shall be construed under and enforced in accordance with the laws of the State of Illinois.

    7. FURTHER ASSURANCES. Assignor agrees to execute and deliver to Assignor, upon demand, such further reasonable documents, instruments and conveyances, and shall take such further reasonable actions, as are necessary or desirable to effectuate this Assignment.

    8. ATTORNEYS' FEES; COSTS. Upon the bringing of any action, suit or arbitration by either party under this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys' fees and costs.

    9. SUCCESSORS AND ASSIGNS. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

    IN WITNESS WHEREOF, Assignor and Assignor have executed this Assignment as of the date first set forth above.

ASSIGNOR:
                             ---------------------------------

                             By:
                                   ----------------------------------------


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


ASSIGNEE:                    MERIDIAN INDUSTRIAL TRUST, INC., a Maryland
                             corporation


                             By:
                                -------------------------------------------
                             Name:
                                  -----------------------------------------
                             Title:
                                   ----------------------------------------

                                     EXHIBIT G-1

                         CERTIFICATION REGARDING WITHHOLDING


    A. CERTIFICATION OF NON-FOREIGN STATUS. Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

         AMERITECH PENSION TRUST, a ________________________ ("TRANSFEROR"), hereby certifies to MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation, ("TRANSFEREE"), that withholding of tax is not required upon the transfer of a U.S. real property interest by Transferor to Transferee.

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. Transferor's U.S. Employer identification/social security number is ___________________; and

         3.   Transferor's office/residence address is
______________________________________________________________.

    B. GENERAL PROVISIONS. Transferor (a) understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer, (b) understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

    Under penalty of perjury the undersigned declares that he/she/it has examined this Certification and, to the best of his/her/its knowledge and belief, it is true, correct and complete, and the undersigned further declares that he/she/it has authority to sign this document on behalf of Transferor.

TRANSFEROR:                  AMERITECH PENSION TRUST

                             By:  State Street Bank and Trust Company,
                                  as Trustee


                                   By:
                                     -------------------------------------
                                   Name:
                                       -----------------------------------
                                   Title:
                                        ----------------------------------
                                   Date:
                                       -----------------------------------

                                     EXHIBIT G-2

                         CERTIFICATION REGARDING WITHHOLDING


    A. CERTIFICATION OF NON-FOREIGN STATUS. Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest (including stock in a domestic corporation that predominantly owns real estate interests) must withhold tax if the transferor is a foreign person.

         MERIDIAN INDUSTRIAL TRUST, INC., a ________________________ ("TRANSFEROR"), hereby certifies to AMERITECH PENSION TRUST ("TRANSFEREE"), that withholding of tax is not required upon the transfer of a U.S. real property interest by Transferor to Transferee.

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. Transferor's U.S. Employer identification/social security number is ___________________; and

         3.   Transferor's office/residence address is
______________________________________________________________.

    B. GENERAL PROVISIONS. Transferor (a) understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer, (b) understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

    Under penalty of perjury the undersigned declares that he/she/it has examined this Certification and, to the best of his/her/its knowledge and belief, it is true, correct and complete, and the undersigned further declares that he/she/it has authority to sign this document on behalf of Transferor.

TRANSFEROR:                  MERIDIAN INDUSTRIAL TRUST, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------
                                   Date:
                                        -----------------------------------

                                      EXHIBIT H

                                 AUDIT DOCUMENT LIST


1. Copies of property operating statements and access to year-to-date general ledgers (or other books of original accounting record) for the year ended December 31, 1996 and for the period from January 1, 1997 to the Closing Date.

2. Copies of property rent rolls for March, June, September and December 1996, January, February and March 1997 and the calendar month immediately preceding the month in which the Closing occurs.

3. Access to leases for all tenants in occupancy of the Properties during 1996 and 1997.

4. Access to bank statements and cash receipts documents (check copies and deposit slips) supporting recorded revenues for March, June, September and December 1996, January, February and March 1997 and the calendar month immediately preceding the month in which the Closing occurs.

5. Access to detail unpaid rent and other charges as of December 31, 1996 and most recent date available prior to the closing date, along with documentation supporting subsequent collection explanations and/or uncollected balances.

6. Copies of 1996 operating expense pass-through reconciliation statements and related adjustments.

7. Access to invoices supporting operating expenses paid by tenants in 1996 and 1997.

8 Copies of real property tax bills for the tax year ended December 31, 1996 and for the period from January 1, 1997 to the Closing Date.

9. Schedule of all tenants granted free rent including amounts granted during 1996 and 1997.

                                      EXHIBIT I


                                   FORM OF OPINION

DRAFT DATED MAY 17, 1997
SUBJECT TO OPINION COMMITTEE REVIEW

                                     ______, 1997


State Street Bank and Trust Company, as Trustee for
 Ameritech Pension Trust


Ladies and Gentlemen:

    This firm has acted as counsel for Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), in connection with the transactions contemplated by that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of May __, 1997 (the "Purchase Agreement"), by and between the Company and State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust ("Ameritech"). This opinion is being rendered pursuant to
Section 11(b) of the Purchase Agreement. Unless otherwise defined herein, each term used herein with its initial letter capitalized that is defined in the Purchase Agreement has the meaning given such term in the Purchase Agreement.

    In connection with the opinions rendered below, we have examined the following documents:

     (i)    the Purchase Agreement;

     (ii)   the Registration Rights Agreement;

     (iii)  the Amended and Restated Excepted Holder Agreement;

     (iv) the Charter (the "Charter") and Bylaws (the "Bylaws") of the Company as in effect on the date hereof; and

     (v) resolutions of the Board of Directors of the Company adopted in connection with the Purchase Agreement.

The documents referred to in clauses (i) through (iii) are herein collectively referred to as the "Transaction Documents".

         We have also made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. We have, except as set forth below, examined originals or copies of documents, corporate records, and other writings which we consider relevant for the purpose of this opinion, including, but not limited to, certificates of public officials. We have also discussed such matters as we have deemed relevant to this opinion with the officers of the Company.

         In rendering this opinion, we have assumed:

         (ii) that each natural person signing any document reviewed by us had the legal capacity to do so, both at the time of execution and as of the date hereof, and each person signing any document reviewed by us in a representative capacity (other than on behalf of the Company) had authority to sign in such capacity, both at the time of execution and as of the date hereof;

        (iii)  the genuineness of the signatures appearing on all documents;

         (iv)  the authenticity of all documents submitted to us as originals;

         (v) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies;

         (vi) the due authorization, execution, and delivery of all of the Transaction Documents by the parties thereto other than the Company; and

        (vii) the correctness and accuracy of all facts set forth in all certificates, reports, and discussions identified in this opinion.

         Whenever a statement or opinion herein is qualified by "known to us," "to our knowledge," or similar phrase, such phrase means that, in the course of rendering the legal services described in the introductory paragraph of this letter and after due inquiry, no facts or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave any of such attorneys reason to believe that any such information is incorrect in any respect that would affect our opinions expressed herein.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary action, to execute and deliver the Transaction Documents, and we are assuming that the representations and warranties made by you in the Purchase Agreement are true and correct.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

    2. The Company has full corporate power to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery, and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part thereof. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    3. The Acquisition Common Stock has been duly authorized and, when issued and delivered in accordance with the provisions of the Purchase Agreement against payment of the consideration specified therein, will be duly and validly issued, fully paid, and nonassessable.

    4. Neither the execution and delivery by the Company nor the performance by the Company of its obligations under the Transaction Documents violates or contravenes, results in a breach of, or constitutes a default under (a) its Charter or Bylaws, (b) any law, or any judgment, decree, or order of any court or any other agency of government applicable to the Company and known to us which violation, conflict or breach could reasonably be expected to have a material adverse effect on the business, assets, operations, or earnings of the Company, or (c) any material provision of any agreement or instrument listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

    5. To our knowledge, no approvals or authorizations by, or filings or qualifications with, any state, federal, or local agency, authority, or body (each a "Governmental Entity") are required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents or the performance of the Company's obligations under the Transaction Documents (other than the Investor Rights Agreement), except such as have been duly obtained or made or which could not reasonably be expected to impair the ability of the Company to perform on a timely basis any of its obligations thereunder.

    6. To our knowledge, there is no action, suit, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its properties before any Governmental Entity which
(a) challenges the legality, validity or enforceability of any of the Transaction Documents or (b) could (individually or in the aggregate) reasonably be expected to have a material adverse effect on the business, assets, operations or earnings of the Company or (iii) could (individually or in the aggregate) reasonably be expected to impair the ability of the Company to perform on a timely basis any of its obligations under any of the Transaction Documents.

    7. The Company currently qualifies as a "real estate operating company" within the meaning of 29 C.F.R., Section 2510.3-101(e).

         The foregoing opinions are limited by and subject to the following:

    (a) The opinions expressed herein with respect to the validity, binding nature, and enforceability of the Transaction Documents are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy, and
(v) other applicable laws, regulations, and procedures, provided that any limitations imposed by such other applicable laws, regulations, and procedures will not, in our opinion, preclude the practical realization of the benefits intended to be conferred by such agreements (though they may result in delays thereof and we express no opinion as to the economic consequences, if any, of such delays).

    (b) We express no opinion with respect to (i) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of appraisement, valuation, stay, extension, redemption, or other nonwaivable benefits bestowed by operation of law, (ii) the enforceability of the indemnification and contribution provisions set forth in the Transaction Documents to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court, or (iv) the enforceability of any severability provisions set forth in the Transaction Documents.

    (c) In rendering the opinions set forth in Paragraph 1 above with respect to the valid corporate existence and good standing of the Company, we have relied solely on the certificates of authorities in the State of Maryland as of a date we deem sufficiently recent.

    (d) In rendering the opinions set forth in Paragraph 7 above with respect to the Company's qualification as a "real estate operating company," we have relied upon a certificate of an officer of the Company (a copy of which has been delivered to you) with respect to certain factual matters underlying such opinion.

    (e) To establish the existence of facts which we deem necessary to enable us to express the opinions set forth herein, we have relied upon certain representations of fact made to us by officers and other representatives of the Company and certain certificates obtained from such officers and representatives.

    (f) We are members of the Bar of the State of Texas only. In rendering the portions of the opinions set forth in paragraphs 1 through 5 above that involve opinions regarding the laws of the State of Maryland, we have, with your express consent, relied entirely upon an opinion, including all assumptions, qualifications, and exceptions thereto, of the law firm of Ballard Spahr Andrews & Ingersoll (a copy of which has been delivered to you), and we have made no independent investigation of the laws of such jurisdiction.

    We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
This opinion is for your sole use and benefit, and no other person may be furnished a copy of such opinion or may rely on such opinion without our prior written consent.

                             Very truly yours,

                                      EXHIBIT J


                             ASSIGNMENT OF NOTE AND LIENS

    ____________________ ("ASSIGNOR"), for $10 and other good and valuable consideration, whose receipt and sufficiency are acknowledged, assigns to _________________________________ ("ASSIGNEE"), without recourse or warranty
(except as provided below), the following:

    II. The promissory note dated ______________, in the original principal amount of $________________, executed by ____________________ ("MAKER"), payable to the order of Assignor as specified therein (the "NOTE"); and

    III. All rights, titles and interests of Assignor existing and to exist in connection with or as security for the payment of the indebtedness evidenced by the Note, including without limitation all rights, titles and interests arising under or evidenced by A. the Mortgage/Deed of Trust dated _______________, executed by Maker, recorded in Volume _____, Page _____ of the Records of _________ County, ________, and B. the Assignment of Rents recorded in Volume
_____, Page _____ of the Records of _________ County, ______.

    TO HAVE AND TO HOLD the Note, together and along with all rights, titles and interests now or hereafter had by Assignor in connection therewith or as security therefor unto Assignee, its successors and assigns forever. Assignor hereby represents and warrants that Assignor 1. is the owner and holder of the Note, 2. has not assigned, mortgaged or hypothecated the Note or any of the liens or security interests securing payment thereof to any other party, and 3. has the full right and authority to transfer the Note, all rights, titles, and interests related thereto, and to execute this instrument.

    EXECUTED as of _________, 19___.



                              --------------------------------------------------

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


THE STATE OF _________

COUNTY OF ____________

    This instrument was acknowledged before me on  ________, 19__, by

__________________________, ____________________ of ______________________, a
_______________________, on behalf of said _____________.



                             Notary Public, State of ________
                             My Commission Expires:

                             Printed Name of Notary

                                      EXHIBIT K


                            REGISTRATION RIGHTS AGREEMENT


                            REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of __________, 1997, by and between Meridian Industrial Trust, Inc., a Maryland corporation (the "COMPANY"), and The Prudential Insurance Company of America, and EACH OF THE OTHER STOCKHOLDERS OF THE COMPANY SIGNATORY HERETO (the "INVESTORS").

                                      RECITALS:


A. Pursuant to the terms of those certain Stock Purchase Agreements among the Company and each of the Investors (the "STOCK PURCHASE AGREEMENTS"), it is a condition to the obligations of the Investors thereunder that the Company grant certain registration rights to the Investors with respect to the shares of common stock, par value $.001 per share ("COMMON STOCK"), of the Company to be received by the Investors.

    B. Pursuant to the terms of the Stock Purchase Agreements it is a condition to the obligations of the Company thereunder that the Investors each agree to certain restrictions set forth herein with respect to the disposition of the Common Stock to be received by the Investors pursuant to the Stock Purchase Agreements.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                     AGREEMENTS:

         2.   DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         AFFILIATE: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

         COMMON STOCK: The common stock, par value $.001 per share, of the Company.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         INVESTORS:  See the first paragraph of this Agreement.

         PERSON: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         PRIORITY SECURITIES: Shares of Common Stock subject to the terms of the 1996 Investor Rights Agreement.

         PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         REGISTRABLE SECURITIES: (a) The shares of Common Stock received by an Investor pursuant to the terms of the applicable Stock Purchase Agreement, and any other shares of Common Stock acquired by an Investor subsequent to the date hereof and (b) any securities issued or issuable with respect to the shares of Common Stock referred to in the foregoing clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

         REGISTRATION EXPENSES:  See Section 5 hereof.

         REGISTRATION STATEMENT: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         SEC: The Securities and Exchange Commission.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         STOCK PURCHASE AGREEMENTS:  See the recitals to this Agreement.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         1996 INVESTOR RIGHTS AGREEMENT: That certain Amended and Restated Investor Rights Agreement dated February 23, 1996, among the Company and the stockholders of the Company named therein.

         3.   REGISTRATION RIGHTS.

         (a) SHELF REGISTRATION. At any time prior to ninety (90) days after the date hereof, the Company shall file with the SEC, and shall use its best efforts to cause to become effective by the ninety first (91st) day after the date hereof, a dedicated "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "SHELF REGISTRATION") for all of the then Registrable Securities of each Investor.

         The Company shall use its best efforts to keep the Shelf Registration continuously effective, and to prevent the happening of any event of the kind described in Sections 4(c)(3), (4) or (5) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating the earlier of (i) the fifth anniversary of the date on which the SEC declares the Shelf Registration effective and (ii) on the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration. The Company shall only be obligated to file one Shelf Registration pursuant to the terms hereof.

         The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or requested by the holders of a majority of the Registrable Securities covered by such registration or any underwriter of the Registrable Securities.

         If the holders of a majority of the Registrable Securities being registered so elect, one or more offerings of Registrable Securities pursuant to the Shelf Registration shall be in the form of an Underwritten Offering; PROVIDED, HOWEVER, that each such Underwritten Offering shall be in an amount not less than $20 million. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in any such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in any offering the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the amount to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. The Company shall use its best efforts to amend the Investor Rights Agreement to provide that no other party, including the Company, shall be permitted to offer securities in any such offering. No election that an offering under this Section 2(a) shall be an Underwritten Offering shall be made within 120 days after the closing date of an Underwritten Offering.

         Until the termination of the Shelf Registration, each Investor shall be permitted to offer and sell a maximum of 30% of its Registrable Securities held on the date hereof pursuant to the Shelf Registration during any 180 day period; PROVIDED that such limitation shall not apply to any Registrable Securities offered or sold by such Investor pursuant to one or more block trades made by such Investor from time to time involving 25,000 shares or more, or any offer or sale not involving the Shelf Registration.

         (b)  DEMAND REGISTRATION.

         At any time after ninety (90) days from the date hereof, each Investor may make one written request (a "DEMAND NOTICE") for registration under the Securities Act (a "DEMAND REGISTRATION") of all or a portion of the Registrable Securities held by such Investor, subject to the right to reinstate a Demand Registration set forth herein; PROVIDED, HOWEVER, that the number of shares of Registrable Securities requested to be registered (i) shall be greater than 1% of the shares of Common Stock outstanding and (ii) shall have a "fair market value" (determined pursuant to the next sentence) in excess of $1,000,000. For purposes of this Agreement, fair market value of the Registrable Securities shall be determined as follows: (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the date of the Demand Notice (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in THE WALL STREET JOURNAL or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the Demand Notice (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

         Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. A registration requested pursuant to this
Section 2(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; PROVIDED, HOWEVER, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and the demanding Investor's right to request a Demand Registration hereunder shall be reinstated. An Investor requesting a registration pursuant to this Section 2(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request and the Investor's right to request a Demand Registration hereunder shall be reinstated.

         If the Investor making such demand so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering and such Investor shall have the right to designate the underwriters and the managing underwriter, subject to approval of the Company, which approval shall not be unreasonably withheld or delayed. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the Registrable Securities to be included in such registration shall be allocated,
(i) FIRST to the Investor making such demand, (ii) SECOND among the holders of the Priority Securities (that have requested inclusion of the Priority Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, (iii) THIRD among the other holders of Registrable Securities (that have requested inclusion of their Registrable Securities in such registration), and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights, pro rata (according to the Registrable Securities or other securities, as applicable, beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and (iv) FOURTH, among the Company and any other holders of registration rights in respect of securities of the Company that by their terms are subordinate to the rights of the security holders referred to in clause (ii) above in accordance with the terms of the agreements granting such rights to the Company No Investor shall be entitled to effect a Demand Notice under this Section 2(b) within 120 days after the closing date of an Underwritten Offering.

         No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

         (c) INCIDENTAL REGISTRATION. If the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration, a Registration Statement on Form S-4 or S-8 or any form substituting therefor, or a shelf registration statement on Form S-3 or any form substituting therefor relating to (i) issuances of securities other than Common Stock (or securities convertible into Common Stock) by the Company for cash, or (ii) so long as the Shelf Registration remains effective, resales of equity securities of the Company by one or more security holders of the Company pursuant to Rule 415 under the Securities Act) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 2(c) shall so advise the Company in writing within fifteen
(15) days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); PROVIDED, HOWEVER, that if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or such other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

         (i) if such registration has been initiated by the Company as a primary offering, FIRST to the securities sought to be included by the Company, SECOND to the Priority Securities sought to be included by the holders thereof, and THIRD to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder, and fourth the securities sought to be included by other holders of registration rights that by their terms are subordinate to the registration rights of the security holders referred to in the immediately preceding clause, pro rata, on the basis of the number of securities owned by each such holder; and

         (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(b) hereof), FIRST to the securities sought to be included by such demanding holder, SECOND to the Priority Securities sought to be included by the holders thereof, THIRD to the Registrable Securities sought to be included by the holders thereof and to all other securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder, and FOURTH to the securities sought to be included by the Company among the Company and any other holders of registration rights in respect of securities of the Company that by their terms are subordinate to the rights of the security holders referred to in priority SECOND above in accordance with the terms of the agreements granting such rights.

         If the number of Registrable Securities sought to be registered pursuant to this Section 2(c) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.
         No registration pursuant to a request or requests referred to in this
Section 2(c) shall be deemed to be a Shelf Registration or a Demand
Registration.

         4.   HOLD-BACK AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees, if requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of Registrable Securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering or if, prior to receiving such request, such holder has given a Demand Notice or a notice of commencement of a public sale or distribution pursuant to the Shelf Registration), during the ten (10) day period prior to the filing of the registration statement with respect to such Underwritten Offering, and during the ninety (90) day period beginning on the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters, or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

         (b) RESTRICTIONS ON SALE OF SECURITIES BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten (10) days prior to the filing of a registration statement with respect to an Underwritten Offering, and during the ninety (90) day period beginning on the effective date of the applicable Registration Statement (except as part of such registration statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such Registration Statement consent or
(y) where holders of Registrable Securities are participating in such registration statement pursuant to Section 2(c) hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a distribution pursuant to a Registration Statement filed by the Company pursuant to Section 2(b) hereof) or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

         5. REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; PROVIDED that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to (i) one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, and (ii) the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object; and PROVIDED FURTHER that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(b) hereto or the commencement of a public distribution of Registrable Securities, as applicable, for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof or the commencement of such public distribution could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 2(a) with respect to the Shelf Registration or nine months with respect to a Demand Registration, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the holders thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes or knowingly omits to take any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; PROVIDED that the foregoing shall not apply to actions or omissions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable;

         (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

         (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for selling holders of Registrable Securities or underwriters may reasonably request;

         (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

         (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

         (k) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (l) upon the occurrence of any event contemplated by Section 4(c) (6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (n) enter into and perform its obligations under such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

         (o) make available for inspection by representatives of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees, counsel and accountants to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; PROVIDED that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

         (p) comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), covering any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

         (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

         (r) exempt any underwriter from the prohibition on owning more than a specified percentage of the Company's Common Stock set forth in the Company's articles of incorporation.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to insure compliance with the Exchange Act.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(6) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(c)(6) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(c)(6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by Section 4(l) hereof or the Advice.

         6. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or holders of Registrable Securities in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to the holders of Registrable Securities.

         7.   INDEMNIFICATION; CONTRIBUTION.

         (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective partners, officers, directors, employees, agents, and Affiliates, against all losses, claims, damages, liabilities and expenses (including without limitation the reasonable fees and disbursements of counsel for such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (including without limitation, the Company or its Affiliates)) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus or any post-effective amendments or supplements thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

         (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees severally and not jointly to indemnify and hold harmless the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each other holder and their respective partners, directors, officers, employees, agents, and Affiliates against any losses, claims, damages, liabilities and expenses (including without limitation the reasonable fees and disbursements of counsel for such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary prospectus or any post-effective amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement, Prospectus, preliminary prospectus or any post-effective amendment or supplement thereto.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, PROVIDED, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

         8. RULE 144. The Company hereby agrees that, at any time and from time to time, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made ninety (90) days after the date hereof, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

         9.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         (a) If any of the Registrable Securities covered by the Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

         (b) No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

         10.  [Reserved.]

         11.  MISCELLANEOUS.

         (a) REMEDIES. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         (b) ADDITIONAL REGISTRATION RIGHTS. The Company will not on or after the date of this Agreement enter into any agreement granting registration rights to any other Person with respect to the securities of the Company that are not PARI PASSU or subordinate to the rights granted to the holders of Registrable Securities hereunder with respect to any incidental registration rights of the type described in Section 2(c) hereof without the written consent of the holders of a majority of the then outstanding Registrable Securities. Any agreement entered into pursuant to such consent shall not be amended without a further written consent of the holders of a majority of the then outstanding Registrable Securities.

         (c) PREEMPTIVE RIGHTS. At any time the Company grants any preemptive rights with respect to its securities to any of its shareholders it shall grant to each Investor preemptive rights that are no less favorable than those granted to such shareholder.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least 75% of the then outstanding Registrable Securities.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to The Prudential Insurance Company of America, at the most current address given by The Prudential Insurance Company of America to the Company, in accordance with the provisions of this subsection, which address initially is _____________________________________________;

              (ii) if to [INVESTOR 2], at the most current address given by [INVESTOR 2] to the Company, in accordance with the provisions of this subsection, which address initially is
    _____________________________________________;

            (iii) if to [INVESTOR 3], at the most current address given by [INVESTOR 3] to the Company, in accordance with the provisions of this subsection, which address initially is
    _____________________________________________;

            (iii) if to [INVESTOR 4], at the most current address given by [INVESTOR 4] to the Company, in accordance with the provisions of this subsection, which address initially is
    _____________________________________________;

             (iv) if to the Company, initially at 455 Market Street, 17th Floor, San Francisco, California 94105, Attention: Chief Executive Officer, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11(d), with a copy to Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attention: Michael D. Wortley, Esq.; and

             (v) if to any transferee, at the address given by such transferee to the Company.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof; PROVIDED, FURTHER, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities; and PROVIDED FURTHER that with respect to any transfers of Registered Securities subsequent to the filing or effectiveness of the Shelf Registration the Company shall exert its best efforts to amend the Shelf Registration to provide that any such transferee shall have the rights of an Investor with respect thereto. The rights to request a Demand Registration under Section 2(b) hereof reserved to an Investor under this Agreement shall not be transferable, except to a purchaser of all of the Registrable Securities of such Investor. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Stock Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first written above.


                                            MERIDIAN INDUSTRIAL TRUST, INC.



                                            By:
                                                --------------------------------

                                               THE PRUDENTIAL INSURANCE
                                               COMPANY OF AMERICA


                                            By:
                                                --------------------------------
                                            Name:
                                                    ----------------------------
                                            Title:
                                                    ----------------------------


                                            By:
                                                 -------------------------------
                                            Name:
                                                    ----------------------------
                                            Title:
                                                    ----------------------------


                                            By:
                                                 -------------------------------
                                            Name:
                                                    ----------------------------
                                            Title:
                                                    ----------------------------

                                      EXHIBIT L


                    AMENDED AND RESTATED EXCEPTED HOLDER AGREEMENT

                                   MIT - AMERITECH
                                 AMENDED AND RESTATED
                              EXCEPTED HOLDER AGREEMENT

    This AMENDED AND RESTATED EXCEPTED HOLDER AGREEMENT is made and entered into as of ____________, 1997 by and between MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation (the "COMPANY"), and STATE STREET BANK AND TRUST COMPANY, not individually but solely as Trustee for Ameritech Pension Trust, and any successor trustee therefor ("AMERITECH").


                                   R E C I T A L S

    A. To help the Company maintain its status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "CODE"), the Company's Third Amended and Restated Articles of Incorporation (the "ARTICLES") impose certain limitations on the ownership of the Company's stock. (Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings given to them in the Articles.) The Articles contain a general restriction prohibiting any Person from owning more than a specified percentage (initially set at eight and one half percent) of the lesser of the number or value of any class of outstanding shares of the Company (the "OWNERSHIP LIMIT").

    B. The Company's Board of Directors is permitted to establish an "EXCEPTED HOLDER LIMIT" allowing ownership in excess of the Ownership Limit if certain conditions are satisfied. This Agreement is intended to increase the current Excepted Holder Limit for Ameritech.

    C. On February 23, 1996, the Company and Ameritech entered into an Excepted Holder Agreement. The Company and Ameritech each desire to amend and restate the existing Excepted Holder Agreement in its entirety.

                                  A G R E E M E N T

1.  REPRESENTATIONS AND COVENANTS OF AMERITECH

    Beginning on February 23, 1996, and during any period that an Excepted Holder Limit established pursuant to this Agreement (as subsequently adjusted) remains in effect, Ameritech represents and agrees as follows:

    1.1  Applying the stock ownership rules of Code Section 856(h),

         (a) the shares that Ameritech owns will be treated as owned by Ameritech

    Pension Trust, which is a "qualified trust" that is and will be treated as described in clause (i) of Code Section 856(h)(3)(A), and

         (b) No beneficiary of Ameritech will be considered to own (nor any "individual," including individuals who are treated as owning an interest through such beneficiary) an actuarial interest in Ameritech of more than 0.5%.

    1.2 Ameritech, to the best knowledge of Ameritech based upon the due diligence described below, does not actually own or Constructively Own an interest in any tenant of the Company (or any entity owned or controlled by the Company) listed on SCHEDULE 1 attached hereto that would cause the Company to Constructively Own more than a 9.9 percent interest (within the meaning of Section 856(d)(2)(B) of the Code) in such tenant, without regard to the other interests in such tenant which the Company may actually or Constructively Own. The due diligence referred to above consisted of a review by Ameritech of the most recently received copies of all financial reports received from (i) each partnership in which Ameritech directly or indirectly holds an equity interest; and (ii) each corporation in which Ameritech owns directly or indirectly a 10 percent or greater equity interest. This representation is made only with respect to the date hereof and does not constitute a continuing representation or covenant with respect to the matters described in this Section 1.2.

    1.3 Ameritech will not own, actually, Beneficially, or Constructively shares of the Company's Equity Stock that would violate the Excepted Holder Limit established for Ameritech pursuant to this Agreement.

    1.4  Ameritech agrees that any violation or attempted violation of Section
1.1 or 1.3 of this Agreement or the provisions of the Board of Directors' resolution implementing this Agreement (or other action contrary to the ownership restrictions imposed under the Articles) will automatically subject the shares that otherwise would result in the violation to the treatment described in Sections 5.5 and 5.6 of the Articles (the shares will be immediately transferred to a Trust, or if the transfer to the Trust would be ineffective, the purported Transfer will be void AB INITIO).

    1.5 Ameritech will not intentionally take any action which is known by the person taking such action to result in a breach of any representation, warranty or covenant of Ameritech set forth in this Agreement, or an Ameritech Ownership Event (as defined below).

    1.6  In the event that the representations or covenants set forth in
Section 1.2 hereof are breached in any respect or Ameritech owns, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) which causes the Company to own, actually or Constructively, an interest in such tenant which is described in
Section 856(d)(2)(B) of the Code and, as a consequence, fail to satisfy any of the gross income requirements of Section 856(c) of the Code because of income derived by the Company from such tenant (an "AMERITECH OWNERSHIP EVENT"), then:

         (a)  any party hereto who becomes aware of such breach or Ameritech

Ownership Event shall promptly notify the other party in writing of such breach or Ameritech Ownership Event; and

         (b) the Company shall take all reasonably available actions with respect to its assets and sources of gross receipts in order to prevent the incurrence of any material tax liability by the Company, to the extent that the Board of Directors of the Company determines that such actions are in the best interests of the Company and its shareholders and will not cause significant economic detriment to the Company; and

         (c) in the event that, pursuant to the provisions set forth in subsection (b), the Company is unable to resolve the circumstance giving rise to the notice provided in subsection (a) within 60 days after the receipt of such notice, then the Company and Ameritech shall promptly undertake good faith negotiations to resolve any such circumstance in a manner that will not result in any material tax liability to the Company or produce any economic loss for Ameritech.

Notwithstanding any other provision of the Articles or of any other agreement between Ameritech and the Company, the sole and exclusive remedies of the Company with respect to the breach of any representations or covenants set forth in Section 1.2 hereof or with respect to the occurrence of an Ameritech Ownership Event shall be the remedies set forth in this Section 1.6 (and, in particular, the Preferred Stock or common stock in the Company owned by Ameritech shall not be subject to the Shares-in-Trust provisions of Section 5.5 of the Articles upon the occurrence of such breach or Ameritech Ownership Event).

2.  ESTABLISHMENT OF AN EXCEPTED HOLDER LIMIT FOR AMERITECH

    Based on the above representations and agreements, the Company, effective as of the date of this Agreement, has established an Excepted Holder Limit for Ameritech by adopting a resolution of its Board of Directors in the form attached to this Agreement as EXHIBIT "A".

3.  APPLICABILITY OF CHARTER PROVISIONS

    3.1 Ameritech and the Company agree that, in lieu of the provisions of paragraphs 5.3.3(a) and 5.3.3(b) of the Articles, by which Ameritech, as an Excepted Holder, would otherwise be bound, Ameritech will be bound by the provisions set forth in Section 1.2 and Section 1.6 above as if they were set forth in the Articles.

    3.2 Ameritech and the Company agree that, in lieu of the provisions of paragraph 5.4.2 of the Articles, by which Ameritech, as a Beneficial Owner or Constructive Owner of Equity Stock, would otherwise be bound, Ameritech will provide the following information to the Company on an annual basis in accordance with this Section 3.2:

         (a) No later than December 31 of each calendar year, the Company will use commercially reasonable efforts to ascertain the equity ownership of each of its tenants, excluding those tenants from whom the Company (or any entity owned or controlled by the Company, in whole or in part) derives or is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the management of the Company, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT (after such exclusion, herein referred to as the "REMAINING TENANTS");

         (b) No later than December 31 of each year, the Company will compile a list of the Remaining Tenants whose equity ownership it has been unable to ascertain (the "TENANT LIST") and will deliver the Tenant List to Ameritech along with the Letter of Direction substantially in the form attached hereto as EXHIBIT"B";


         (c) So long as Ameritech owns or Constructively Owns at least 10% of the Equity Stock in the Company, no later than 60 days after the receipt of the Tenant List and Letter of Direction from the Company, Ameritech will complete the Letter of Direction and return it to the Company by U.S. Certified Mail, certifying that to the best of the knowledge of the certifying person, based on the Tenant List either (i) Ameritech does not directly own or Constructively Own 10% or more of the equity interests in any Tenant listed on the Tenant List or (ii) Ameritech does directly own or Constructively Own 10% or more of the equity interests in a Tenant listed on the Tenant List and will provide the name of such Tenant. As an alternative to making the certification required herein, Ameritech will have the option to provide the Company with a list of all partnerships in which it holds any equity interest and all corporations in which it holds a 10% or more equity interest. Ameritech and the Company agree that the Company's sole remedy for a failure by Ameritech to comply with the provisions of this Section 3.2 shall be to seek injunctive or equitable relief to cause Ameritech to deliver the documents referred to in the last sentence of paragraph (c) above.

4.  MISCELLANEOUS

    4.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

    4.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph of this Agreement.


The "Company"                               "Ameritech"
MERIDIAN INDUSTRIAL TRUST, INC., a          STATE STREET BANK AND TRUST
Maryland corporation                        COMPANY, not individually
                                            but solely as Trustee for
                                            Ameritech Pension Trust


By:                                         By:
     ------------------------------             ----------------------------
     Allen J. Anderson                      Name:
Its: Chairman of the Board and                   ---------------------------
     Chief Executive Officer                Its:
                                                 ---------------------------

                                     EXHIBIT "A"

                                   MIT -- AMERITECH
                           EXCEPTED HOLDER LIMIT RESOLUTION

In accordance with Article 5 of the Company's Third Amended and Restated Articles of Incorporation ("ARTICLES"), the Directors hereby determine that, effective upon the REIT Ownership Date (capitalized terms used in this resolution that are not otherwise defined shall have the meanings given to those terms in the Articles), and subject to adjustment as set forth below:

    1. An Excepted Holder Limit of 100% of the number of outstanding shares of Series B Convertible Preferred Stock shall apply to State Street Bank and Trust Company, not individually but solely as Trustee (and any successor Trustee) for Ameritech Pension Trust ("AMERITECH");

    2. An Excepted Holder Limit of [__% ABOVE THE PERCENTAGE OF THE COMPANY'S OUTSTANDING COMMON STOCK REPRESENTED BY THE SHARES OF COMMON STOCK HELD BY AMERITECH AT THE CLOSING (ASSUMING CONVERSION OF THE SERIES B PREFERRED STOCK)] of the number of outstanding shares of the Company's Common Stock shall apply to Ameritech (which shall include any shares of Series B Convertible Preferred Stock owned or treated as owned due to the convertibility of the Series B Convertible Preferred Stock); PROVIDED, HOWEVER, that in the event of a redemption, repurchase or cancellation of shares of Common Stock or similar action on the part of the Company that results in the number of shares of Common Stock then Beneficially or Constructively Owned by Ameritech representing a greater percentage of the outstanding shares of Common Stock, such Ownership Limit shall be increased proportionately;

    3. As to each Person that is deemed to Beneficially Own or Constructively Own an interest in shares of the Company that are held by Ameritech, that Person's deemed indirect interest in the shares held by Ameritech shall be disregarded for purposes of applying the Ownership Limit to that Person, provided, however, if such a Person also Beneficially or Constructively Owns an interest in other shares of the Company, the interest held through Ameritech shall not be so disregarded; and

    4. When Ameritech sells or otherwise transfers ownership of shares of the Company outside of Ameritech, the Excepted Holder Limit then applicable to Ameritech shall be reduced by the interest that is sold or transferred, but the limit applicable to Ameritech shall not be reduced below the basic Ownership Limit.